UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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KRYSTAL BIOTECH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2026
Dear Fellow Stockholders:
You are cordially invited to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of Krystal Biotech, Inc., which will be held virtually at www.virtualshareholdermeeting.com/KRYS2026, on May 15, 2026, at 4:00 p.m. Eastern Time.
The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
In accordance with U.S. Securities and Exchange Commission “notice and access” rules, we are using the Internet as our primary means of furnishing proxy materials to our stockholders. Because we are using the Internet, most stockholders will not receive paper copies of our proxy materials. We will instead send our stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. This notice also provides information on how our stockholders may obtain paper copies of our proxy materials if they so choose. We believe the use of the Internet makes the proxy distribution process more efficient and less costly and helps in conserving natural resources.
The Proxy Statement, the accompanying form of proxy card, the Notice of Annual Meeting of Stockholders, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available at www.proxyvote.com and may also be accessed through our website at www.krystalbio.com under the “SEC Filings” section of the “Investors” page. If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy.
Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the proxy or voting instruction card to ensure that your shares are represented. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend the Annual Meeting. Casting your vote by proxy does not deprive you of your right to attend the Annual Meeting and vote your shares.
On behalf of our Board of Directors and our employees, we thank you for your continued interest in and support of our company. We look forward to your attendance at the Annual Meeting on May 15, 2026.
Sincerely,
/s/ Krish S. Krishnan
Krish S. Krishnan
Chairman and Chief Executive Officer

KRYSTAL BIOTECH, INC.
2100 Wharton Street, Suite 701
Pittsburgh, Pennsylvania 15203
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 15, 2026
NOTICE IS HEREBY GIVEN that the 2026 annual meeting of stockholders (the “Annual Meeting”) of Krystal Biotech, Inc. will be held virtually at www.virtualshareholdermeeting.com/KRYS2026, on May 15, 2026, at 4:00 p.m. Eastern Time. The Annual Meeting will be held for the purpose of considering and voting upon the following proposals, as more fully described in the accompanying proxy statement (the “Proxy Statement”):
(1)    to elect the two Class III director nominees named in the Proxy Statement;
(2)    to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
(3)    to conduct a non-binding, advisory vote on the compensation of our named executive officers;
(4)    to approve the Krystal Biotech, Inc. Non-Employee Director Compensation Policy; and
(5)    to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting.
The Board of Directors has fixed the close of business on March 23, 2026, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting (the “Record Date”). Accordingly, only stockholders of record at the close of business on March 23, 2026, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting.
On or about April 3, 2026, we expect to mail to our stockholders entitled to notice of and to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials available on the Internet. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. We will also mail paper copies of our proxy materials to stockholders who have previously requested to receive them in paper form on or about April 3, 2026.
Your vote is important. Whether or not you expect to attend the virtual Annual Meeting, please vote via the Internet, by telephone, or complete, date, sign and promptly return the proxy or voting instruction card so that your shares may be represented at the Annual Meeting.
By Order of the Board of Directors,
/s/ John Thomas
John Thomas
General Counsel and Corporate Secretary
Pittsburgh, Pennsylvania
April 3, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2026.
This Notice of Annual Meeting of Stockholders, the Proxy Statement, accompanying form of proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available at www.proxyvote.com.

KRYSTAL BIOTECH, INC.
2100 Wharton Street, Suite 701
Pittsburgh, Pennsylvania 15203
PROXY STATEMENT
ABOUT THE MEETING
Why am I receiving this Proxy Statement?
This Proxy Statement contains information related to the solicitation of proxies for use at our Annual Meeting to be held virtually at www.virtualshareholdermeeting.com/KRYS2026, on May 15, 2026, at 4:00 p.m. Eastern Time, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by Krystal Biotech, Inc. on behalf of our Board of Directors (also referred to as the “Board” in this Proxy Statement). “We,” “our,” “us,” “Krystal,” and the “Company” refer to Krystal Biotech, Inc.
We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending to our stockholders of record as of the close of business on March 23, 2026, the Record Date for the Annual Meeting, the Notice relating to the Annual Meeting. All stockholders of record will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about April 3, 2026, we intend to make the proxy materials available on the Internet and to mail the Notice to all stockholders entitled to notice of and to vote at the Annual Meeting. We will also mail paper copies of the proxy materials to stockholders who have previously requested to receive them in paper form on or about April 3, 2026, and to any stockholder who properly requests paper copies thereafter within three business days of such request.
The Notice, this Proxy Statement, accompanying form of proxy card and our Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2025, are available at www.proxyvote.com. You are encouraged to access and review all the important information contained in the proxy materials before voting.
What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the proxy or voting instruction card or voting by telephone or the Internet. We have designated each of Krish Krishnan, our Chairman and Chief Executive Officer, and John Thomas, our General Counsel and Corporate Secretary, to serve as proxies for the Annual Meeting.
What am I being asked to vote on?
You are being asked to vote on the following proposals:
•Proposal 1 (Election of Class III Directors): The election of the two Class III director nominees named in this Proxy Statement, each for a three-year term expiring at the 2029 annual meeting of stockholders (the “2029 Annual Meeting”);
•Proposal 2 (Ratification of KPMG LLP): The ratification of KPMG LLP (“KPMG”) as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
•Proposal 3 (Compensation of Our Named Executive Officers): The approval of the compensation of our named executive officers on a non-binding, advisory basis;
•Proposal 4 (Approval of the Non-Employee Director Compensation Policy): The approval of the Non-Employee Director Compensation Policy, included as Annex A to this Proxy Statement; and

•To transact any other business that may properly come before the Annual Meeting or any adjournment(s) or postponements of the Annual Meeting.
What are the Board’s voting recommendations?
The Board recommends that you vote as follows:
•Proposal 1 (Election of Class III Directors): “FOR” each of the Board nominees for election as Class III directors;
•Proposal 2 (Ratification of KPMG): “FOR” the ratification of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
•Proposal 3 (Compensation of Our Named Executive Officers): “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and
•Proposal 4 (Approval of the Non-Employee Director Compensation Policy): “FOR” the approval of the Non-Employee Director Compensation Policy.
Who is entitled to vote at the Annual Meeting?
Only holders of record of our common stock, par value $0.00001 per share (our “Common Stock”), at the close of business on March 23, 2026, which is the Record Date, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting. We only have one class of securities entitled to vote at the Annual Meeting.
What are the voting rights of stockholders?
Each share of our Common Stock outstanding on the Record Date entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting.
Who can attend the Annual Meeting?
All holders of our Common Stock as of the Record Date, or their duly appointed proxies, are authorized to attend the Annual Meeting.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
•    Stockholder of record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record of those shares and the Notice is being sent directly to you by us.
•    Beneficial owner of shares held in street name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice is being forwarded to you by your broker, bank, or other nominee. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares and are also invited to attend the Annual Meeting.
What will constitute a quorum at the Annual Meeting?
The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of our Common Stock outstanding on the Record Date will constitute a quorum, permitting our stockholders to conduct business at the Annual Meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining the presence of a quorum at the Annual Meeting. As of the Record Date, there were 29,435,746 shares of our Common Stock outstanding. If a quorum is not present to transact business at the Annual Meeting, the Annual Meeting may be adjourned by vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting.

What are broker non-votes?
If, on the Record Date, your shares of Common Stock are held through a bank, broker, or other nominee, then you are the beneficial owner of shares held in “street name,” and you will need to submit voting instructions to the institution that holds your shares. If you do not provide voting instructions to your bank, broker, or other nominee, the institution that holds your shares can only vote your shares with respect to “routine” proposals.
If you are a beneficial owner and do not provide your bank, broker, or other nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on “non-routine” matters when a bank, broker or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.
Proposal 2 is considered a “routine” matter. Thus, if you are a beneficial owner and your shares are held in the name of a bank, broker or other nominee, the bank, broker, or other nominee is permitted to vote your shares on the ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2026, even if the bank, broker or other nominee does not receive voting instructions from you.
Proposals 1, 3, and 4 are considered “non-routine” matters. Thus, if you are a beneficial owner and do not give your bank, broker or other nominee voting instructions, your bank, broker or other nominee will not be able to vote on those proposals.
How many votes are needed for the proposals to pass?
The proposals to be voted on at the Annual Meeting have the following voting requirements:
•Proposal 1 (Election of Class III Directors): Directors are elected by a plurality of the votes cast by the Company’s stockholders present in person or represented by proxy and entitled to vote on the election of directors once a quorum has been established. There is no cumulative voting in the election of directors. Therefore, the two director nominees receiving the highest number of “FOR” votes will be elected. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
•Proposal 2 (Ratification of KPMG): The affirmative vote of a majority of the votes cast by the Company’s stockholders present in person or represented by proxy and entitled to vote once a quorum has been established is required to ratify the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2026. For purposes of the vote on the ratification of KPMG as our independent registered public accounting firm, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. The approval of this proposal is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.
•Proposal 3 (Compensation of Our Named Executive Officers): The approval of the compensation of our named executive officers, on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. Because your vote is advisory, it will not be binding on the Board or the compensation committee of the Board (the “Compensation Committee”), but the Board and Compensation Committee will review the voting results and take them into consideration when making future decisions about executive compensation.

•Proposal 4 (Approval of the Non-Employee Director Compensation Policy): The approval of the Non-Employee Director Compensation Policy requires the affirmative vote of a majority of the votes cast by the Company’s stockholders present in person or represented by proxy and entitled to vote thereon once a quorum has been established, excluding the shares beneficially owned by (i) non-employee members of the Board and (ii) the defendants in the litigation entitled Corbin v. Janney, et al., C.A. No. 2025-1051-KSJM (Del. Ch.), each of whom shall refrain from voting on such matter in their capacity as stockholders. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
Will any other matters be voted on?
As of the date of this Proxy Statement, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote the shares represented by the proxies on the other matters in the manner recommended by the Board, or, if no such recommendation is given, in the discretion of the proxy holders.
How do I vote?
If you are a stockholder of record as of the Record Date, you may vote by submitting your proxy card or vote via the Internet or telephone by following the instructions in the Notice. You may also vote at the Annual Meeting if you attend virtually. The deadline for submitting your vote by Internet or telephone is 11:59 p.m. Eastern Time on the day before the date of the Annual Meeting. If you requested a paper copy of the proxy materials, you also may submit your completed proxy card by mail by following the instructions included with your proxy card. If the proxy card is properly signed and returned, and not subsequently revoked, the designated proxy holders named in the proxy card will vote according to your instructions. If you submit a signed proxy card without indicating your voting instructions, the designated proxy holders will vote your shares in accordance with the Board’s recommendations, as noted above. If no such recommendation is given by the Board, the designated proxy holders will vote your shares in the designated proxy holders’ own discretion.
If you are a beneficial stockholder as of the Record Date, your broker, bank, or nominee firm will provide you with the Notice. Follow the instructions on the Notice to access our proxy materials and vote by Internet or telephone or to request a paper or email copy of our proxy materials. If you receive these materials in paper form, the materials include a voting instruction card to be used to instruct your broker, bank, or nominee how to vote your shares.
How do I access the Annual Meeting Online?
The Annual Meeting will be conducted virtually via a webcast available at www.virtualshareholdermeeting.com/KRYS2026. You are entitled to participate in the Annual Meeting via the webcast if you were a stockholder as of the close of business on the Record Date. To be admitted to the annual meeting at www.virtualshareholdermeeting.com/KRYS2026, you must enter the 16-digit control number found next to the label “Control Number” on the Notice or, if you received paper copies of the proxy materials, on proxy card or voting instruction card for postal mail recipients or within the body of the email if you elected electronic delivery of the proxy materials. If you do not have your 16-digit control number, you will be able to login as a guest but will not be able to vote your shares or submit questions during the meeting. Support staff will be available should you experience any technical difficulties in accessing the virtual meeting. Instructions for requesting technical assistance will be available at www.virtualshareholdermeeting.com/KRYS2026.
If I plan to attend the Annual Meeting, should I still vote by proxy?
Yes. Voting in advance does not affect your right to attend the Annual Meeting. If you vote via the Internet, by telephone, or by completing and returning the proxy card or voting instruction card and attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. You will be able to vote at the Annual Meeting using your 16-digit control number, and any votes cast with respect to a particular control number at the Annual Meeting will cancel any prior votes associated with that control number.

May I revoke my vote?
Yes. If you are a record holder you may revoke a previously granted proxy and change your vote at any time before the taking of the vote at the Annual Meeting by (i) filing with our Corporate Secretary a written notice of revocation or a duly executed proxy card bearing a later date or (ii) attending the Annual Meeting and voting. If you are a beneficial stockholder, follow the instructions provided by your broker, bank, or nominee firm to revoke your voting instructions and provide new voting instructions on how to vote your shares to your broker, bank, or nominee firm.
Who pays the costs of soliciting proxies?
We will pay the costs of soliciting proxies, including preparation and mailing of the Notice, preparation and assembly of this Proxy Statement, the proxy card and the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, coordination of the Internet and telephone voting process, and any additional information furnished to you by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of shares of our Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by Internet and mail may be supplemented by telephone, email, other electronic communication, or personal solicitation by our directors, officers, or employees without compensation.
How can I find out the results of the voting at the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

You should rely only on the information provided in this Proxy Statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

PROPOSALS TO BE VOTED ON
PROPOSAL 1: ELECTION OF CLASS III DIRECTORS
Our Board of Directors is divided into three classes of directors, each serving staggered three-year terms. The Board is currently comprised of eight directors, two of whom have terms expiring at the Annual Meeting. The nominees, each of whom is currently serving as a Class III director, have been recommended by the Board for re-election to serve as directors for three-year terms until the 2029 Annual Meeting and until their successors are duly elected and qualified.
The Board knows of no reason why the nominees would be unable to serve as a director. If the nominees are unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders will vote for the substitute nominee recommended by the Board. Under these circumstances, the Board may also, as permitted by our bylaws, decrease the size of the Board.
Nominees for Election for a Three-Year Term Expiring at the 2029 Annual Meeting
The following table sets forth the name and age of each nominee for Class III director, indicating all positions and offices with us currently held by the director.

Name	Age(1)	Title	Director Since
Krish S. Krishnan	61	Chairman, President, and Chief Executive Officer	2016
Christopher Mason	68	Director	2021

(1)    Age as of April 3, 2026.
Set forth below are descriptions of the backgrounds and principal occupations of each of Mr. Krishnan and Dr. Mason.
Krish S. Krishnan has served as our President and Chief Executive Officer and Chairman of our Board since our inception. Mr. Krishnan previously served as Chief Operating Officer of Intrexon Corporation (NYSE: XON) from 2011 to 2016, and as Chief Executive Officer and President of Pinnacle Pharmaceuticals, Inc. from 2009 to 2011. He also served as Chief Financial Officer and Chief Operating Officer of New River Pharmaceuticals, Inc. from 2004 to 2007 (previously listed on Nasdaq prior to its acquisition by Shire plc in 2007) and was a member of its Board of Directors from 2003 until 2007. He served as a Senior Managing Director of Third Security, LLC between 2001 and 2008 and as a board member of Biotie Therapies Oyj (BTH1V: Helsinki) between 2008 and 2009. He served as Managing Principal at Ariba before joining Third Security and served with the management consulting firm A.T. Kearney, where he advised Fortune 50 companies on business strategy. Mr. Krishnan started his career as an engineer with E.I. Dupont de Nemours in Wilmington, Delaware. He received a B.S. in Mechanical Engineering from the Indian Institute of Technology, an M.S. in Engineering from the University of Toledo, and an M.B.A. in Finance from The Wharton School at the University of Pennsylvania. Mr. Krishnan is the spouse of Suma Krishnan, our Founder and President, R&D. We believe that Mr. Krishnan’s role as our principal executive officer and his extensive business experience, including significant pharmaceutical industry experience, qualifies him to serve as a member of our Board.
Christopher Mason, MD, PhD, FRCS, FRSB, FMedSci, has served as a member of our Board since January 2021 and is Chair of the Science and Technology Committee. Dr. Mason is the Founder of Sun Vectors, Inc. and has served as a director and its Chief Executive Officer since August 2022. Dr. Mason is the Founder of AVROBIO, Inc. and served as its Chief Scientific Officer from July 2015 to June 2022. Dr. Mason has been on the faculty of the Advanced Centre for Biochemical Engineering, University College London since 1999, including Full Professor of Regenerative Medicine Bioprocessing (2008-2017), and Full Professor of Cell and Gene Therapy since 2017. Dr. Mason is the founder of London Regenerative Medicine Network Ltd. and has served as a director since February 2008. He co-founded OriBiotech Ltd. and has served as a nonexecutive director from September 2015 to December 2025. Dr. Mason has also served as a director of the Alliance for Regenerative Medicine (ARM) from October 2021 to October 2024, and of Papillon Therapeutics Inc. and the Foundation for mRNA Medicines since July 2024 and September 2024, respectively. He previously served as founder and a director of Stem Cell Translation Ltd. from October 2006 to March 2018 and served as a trustee of the British Neurological Research Trust from May 2012 to May 2016 and the UK Stem Cell Foundation from September 2010 to May 2016. Dr. Mason earned an MBBS (MD) from the United Medical and Dental Schools of

Guy’s and St. Thomas’s Hospitals (now King’s College London), a BSc (Hons) in Clinical Sciences from the Imperial College London (St. Mary’s Hospital Medical School / Royal Postgraduate Medical School), and a PhD from Advanced Center for Biochemical Engineering, University College London. He is an elected Fellow of the Academy of Medical Sciences, Royal College of Surgeons of England, Royal College of Surgeons in Ireland, and Royal Society of Biology. We believe that Dr. Mason’s scientific and professional background, especially his extensive experience in gene therapy, qualifies him to serve as a member of our Board.

Vote Required and Recommendation
Directors are elected by a plurality of the votes cast by the Company’s stockholders present in person or represented by proxy and entitled to vote on the election of directors once a quorum has been established. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.
Continuing Directors
Class I Directors with Terms Expiring at the 2027 Annual Meeting of Stockholders
Suma M. Krishnan (61) is our Founder and President, R&D and has served as a director since our inception. Prior to being named as our President, R&D in February 2022, Ms. Krishnan served as our Chief Operating Officer. Ms. Krishnan has over two decades of experience in drug development. She previously served as Senior Vice President and head of the Human Therapeutics Division, as well as Senior Vice President of Regulatory Affairs at Intrexon Corporation from 2012 to 2016. She previously served as Senior Vice President, Product Development at Pinnacle Pharmaceuticals, Inc. from 2009 to 2011. Prior to joining Pinnacle, Ms. Krishnan was Vice President, Product Development at New River Pharmaceuticals, Inc. from 2002 until its acquisition by Shire plc in 2007. Prior to New River, Ms. Krishnan held roles of increasing responsibility at Pfizer, Inc.; the Weinberg Group, a pharmaceutical and environmental consulting firm; and Janssen Pharmaceuticals, Inc. Ms. Krishnan received an M.S. in Organic Chemistry from Villanova University, an M.B.A. from Institute of Management and Research (India) and an undergraduate degree in Organic Chemistry from Ferguson University (India). Ms. Krishnan is the spouse of Krish S. Krishnan, our Chairman and Chief Executive Officer. We believe that Ms. Krishnan’s extensive knowledge of our gene therapy products and proprietary platform and her significant drug development experience stretching over two decades qualifies her to serve as a member of our Board.
Julian S. Gangolli (68) has served as a member of our Board since March 2019 and is Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee and the Audit Committee. He was President, North America of Greenwich Biosciences, a GW Pharmaceuticals PLC company, from May 2015 to May 2019. Prior to joining GW Pharmaceuticals, Mr. Gangolli spent 17 years at Allergan, Inc., including serving as President of the North American Pharmaceutical division from January 2004 to May 2015. Prior to Allergan, Mr. Gangolli served in sales and marketing positions at VIVUS, Inc., Syntex Pharmaceuticals, Inc., and Ortho-Cilag Pharmaceuticals Ltd. Mr. Gangolli is a director of Outlook Therapeutics, Inc. (Nasdaq: OTLK). Mr. Gangolli received a BSc (Honors) degree in Applied Chemistry and Business Studies from Kingston University in England. We believe that Mr. Gangolli’s extensive experience in the pharmaceutical industry, including the commercialization of numerous products, qualifies him to serve as a member of our Board.

Catherine Mazzacco (61) has served as a member of our Board since March 2023 and is a member of the Nominating and Corporate Governance Committee and Commercial Advisory Committee. Ms. Mazzacco was CEO & President of LEO Pharma, a privately owned global pharmaceutical company, and a member of the Board of Directors from August 2019 to November 2021. Prior to this role, Ms. Mazzacco was Senior Vice President, Global Commercial Operations, Life Sciences Division at GE HealthCare, a leading global medical technology, pharmaceutical diagnostics and life sciences company, from February 2018 to May 2019. Before joining GE HealthCare, Ms. Mazzacco spent over 25 years at Abbott Laboratories, a major multinational publicly traded healthcare company where she held several global senior operational and strategic leadership roles, including, most recently, Vice President, Global Commercial Operations, Abbott Vision Division from 2011 to 2017. Ms. Mazzacco is a Member of the Supervisory Board and Remuneration & Nomination Committee of Servier SAS, a privately owned global pharmaceutical company. Ms. Mazzacco is also a member of the Board of Directors, Audit Committee and Chair of the Commercial Strategy Committee of Sight Sciences, Inc. (Nasdaq: SGHT), an eyecare technology company. Ms. Mazzacco holds a BSE, Engineering, Option Biotechnology from the University of Compiègne in France. We believe that Ms. Mazzacco’s deep healthcare knowledge as well as her extensive international, commercial, operational and transformation expertise qualifies her to serve as a member of our Board.
Class II Directors with Terms Expiring at the 2028 Annual Meeting of Stockholders
Daniel S. Janney (60) has served as a member of our Board since November 2016 and is our Lead Independent Director, chairman of the Compensation Committee, and a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Janney is a Managing Director at Alta Partners, a life sciences venture capital firm, which he joined in 1996. Prior to joining Alta, from 1993 to 1996, he was a Vice President in Montgomery Securities’ healthcare and biotechnology investment banking group, focusing on life sciences companies. Mr. Janney is a director of several companies, including, Be Biopharma, DEM BioPharma, Edgewood Oncology, Lassen Therapeutics, and Progentos Therapeutics. He holds a Bachelor of Arts in History from Georgetown University and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles. We believe Mr. Janney’s experience working with and serving on the boards of directors of life sciences companies and his experience working in the venture capital industry with a focus on the life sciences industry qualifies him to serve as a member of our Board.
Dino A. Rossi (71) has served as a member of our Board since June 2017 and is Chair of the Audit Committee and a member of the Compensation Committee. Mr. Rossi was previously employed by Balchem Corporation, where he served as Executive Chairman from September 2015 to December 2016, Chief Executive Officer and President from October 1997 to April 2015, Chief Financial Officer from April 1996 to January 2004, Treasurer from June 1996 to June 2003, and was a member of the board of directors from October 1998 to December 2015. Prior to Balchem, Mr. Rossi held senior finance and administration positions with Norit Americas Inc. and Oakite Products Inc. Mr. Rossi is also a director of Polytek Development Corporation. Previously, Mr. Rossi served on the boards of directors of Chroma Color Concentrates, Fenzi Holdings SPV S.p.A., Elite Comfort Solutions and Scientific Learning Corporation. Mr. Rossi holds a BS in Accounting from West Virginia University. We believe that Mr. Rossi’s extensive leadership experience as an executive officer of a publicly traded company, as well as his financial expertise, qualifies him to serve as a member of our Board.

E. Rand Sutherland, MD (56) has served as a member of our Board since January 2022 and is a member of the Audit Committee and the Commercial Advisory Committee. Since April 2024, Dr. Sutherland has served as Chief Executive Officer and a member of the Board of Directors of Upstream Bio, Inc. (Nasdaq: UPB), a biotechnology company focused on developing therapies for respiratory and inflammatory diseases. From May 2022 until June 2023, Dr. Sutherland served as Chief Executive Officer of Seeker Biologics, Inc., a privately held biotechnology company. Dr. Sutherland served as President of Translate Bio, Inc., a publicly traded biotechnology company, from March 2021 until the company’s acquisition by Sanofi in September 2021. From February 2014 to March 2021, Dr. Sutherland served in various research and development and medical affairs roles at Sanofi, most recently as Senior Vice President and Global Head of Medical Affairs for Sanofi Genzyme from July 2018 to March 2021. Previously, Dr. Sutherland was Professor of Medicine at the University of Colorado and Chief of Pulmonary and Critical Care Medicine at National Jewish Health in Denver, where he treated patients and led an NIH-funded translational research program in severe asthma. Dr. Sutherland previously served on the board of directors of Allakos Inc. (Nasdaq: ALLK) from August 2023 until May 2024. Dr. Sutherland holds a B.A. from Oberlin College, an M.P.H. from the Harvard School of Public Health, and an M.D. from the University of Chicago. Dr. Sutherland completed his post-doctoral training in Internal Medicine at the University of California, San Francisco, where he also served as Chief Medical Resident, followed by a fellowship in Pulmonary and Critical Care Medicine at the University of Colorado. We believe that Dr. Sutherland’s scientific and professional background qualifies him to serve as a member of our Board.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board, which is composed entirely of independent directors, has appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2026, subject to the ratification by our stockholders. A representative of KPMG will be available to answer questions during the Annual Meeting and will have an opportunity to make a statement if they desire to do so.
Vote Required and Recommendation
The affirmative vote of a majority of the votes cast by the Company’s stockholders present in person or represented by proxy and entitled to vote once a quorum has been established is required to ratify the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. The approval of this proposal is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal. Even if the appointment of KPMG as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine such a change would be in our and our stockholders’ best interests. In the event the appointment of KPMG is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm but will not be required to appoint a different firm.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.
Audit and Non-Audit Fees for 2025 and 2024
The following summarizes the fees billed by KPMG, our independent registered public accounting firm, for services performed for the Company for the fiscal years ended December 31, 2025 and December 31, 2024.

	Year Ended December 31, 2025	Year Ended December 31, 2024
Audit Fees(1)	$955,000	$845,000
Audit-Related Fees	—	—
Tax Fees(2)	23,625	70,000
All Other Fees	—	—
Total	$978,625	$915,000

(1)Audit Fees include fees for the integrated audit of the consolidated financial statements, including for the reviews of our quarterly reports on Form 10-Q.
(2)Tax Fees for 2025 and 2024 include fees for U.S. income tax consulting services related to our Internal Revenue Code Section 382 study.

Pre-Approval Policies and Procedures
The Audit Committee’s policy is to review and pre-approve, either pursuant to the Company’s Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”) or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent registered public accountant to provide any audit, audit-related and non-audit services to the Company. Pursuant to the Pre-Approval Policy, which the Audit Committee reviews and reassesses, a list of specific services within certain categories of services, including audit and audit-related services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, the Audit Committee may delegate authority to its chairman to pre-approve engagements for the performance of audit-related and non-audit services. All audit-related and non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chairperson to pre-approve engagements for the performance of audit and non-audit services, for which the estimated cost for such services shall not exceed $500,000 in the aggregate for any calendar year. The chairperson must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement. During each of the years ended December 31, 2025 and December 31, 2024, all of the services provided by KPMG were pre-approved by the Audit Committee in accordance with the Pre-Approval Policy.
PROPOSAL 3: NON-BINDING, ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Our Board is providing our stockholders with an opportunity to cast a non-binding, advisory vote to approve the compensation of our named executive officers.
Section 14A of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) enables our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the rules of the Securities and Exchange Commission (“SEC”). As described below under “Compensation Discussion and Analysis,” we have developed a compensation program that is designed to motivate employees to achieve short-term and long-term results that are in the best interests of our Company and stockholders. We believe our compensation policy strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert their best efforts for our success.
We are asking for stockholder approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, which includes the disclosures under the Compensation Discussion and Analysis section below, including the compensation tables and the narrative discussion following the compensation tables in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. Accordingly, our Board is asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:
“BE IT RESOLVED, that the Company’s stockholders hereby approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement for the 2026 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the Summary Compensation Table and other compensation tables, and the narrative disclosures that accompany the compensation tables.”
As this vote is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of this vote. However, the Compensation Committee will carefully consider the outcome of this vote when considering future executive compensation policies and decisions.
Each year, we intend to submit the executive compensation of our named executive officers to an advisory vote at our annual meeting of stockholders, consistent with the “say-when-on-pay” recommendation from our stockholders at our 2022 annual meeting of stockholders, until such time as the say-when-on-pay proposal is brought before our stockholders again.

Vote Required and Recommendation
The approval of the compensation of our named executive officers, on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
THE BOARD RECOMMENDS A VOTE “FOR” TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4: APPROVAL OF THE NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Background Regarding the Non-Employee Director Compensation Policy
On February 13, 2026, our Board, at the recommendation of the Compensation Committee, approved the Non-Employee Director Compensation Policy, a copy of which is attached as Appendix A (the “Compensation Policy”), which includes the 2026 Non-Employee Director Compensation Program (the “2026 Program”).
We are asking our stockholders to approve the Compensation Policy, pursuant to which our non-employee directors will receive equity awards and annual cash retainers as compensation for their service on our Board and, if applicable, a committee of the Board. We believe that the specialized skills, talent, judgment and dedication of our directors are critical factors affecting the long-term value of our Company. The goal of the Compensation Policy is to attract and retain talented directors for service on our Board and to provide appropriate compensation for our non-employee directors’ leadership and expertise, which is competitive with the compensation of non-employee directors at our peer group companies.
Background Regarding Non-Employee Director Compensation Litigation
On September 18, 2025, a stockholder filed a derivative complaint in the Court of Chancery of the State of Delaware naming the Company’s then directors as defendants and the Company as a nominal defendant. The complaint alleges claims for breach of fiduciary duty, unjust enrichment, and waste of corporate assets based on allegedly excessive non-employee director compensation in each of 2021 through 2024.

The parties have reached an agreement in principle on settlement terms but must still negotiate and execute a definitive settlement agreement, which will be filed with the Delaware Court of Chancery and is subject to court approval upon the conclusion of a settlement hearing concerning the fairness of the terms of the proposed settlement. The director defendants have denied, and continue to deny, all allegations of wrongdoing, fault, liability, or damage to the Company, and have asserted, and continue to assert, that at all relevant times, they acted in good faith and in a manner that they reasonably believed to be in the best interests of Krystal and its stockholders. The director defendants agreed to the proposed settlement solely because they deemed it desirable that the claims be settled and dismissed with prejudice in order to avoid the substantial expense, inconvenience, and distraction of continued litigation.
Pursuant to the proposed settlement, we agreed that for a five (5) year period commencing on the effective date of the settlement (the “Settlement Governance Period”) we would enhance our disclosure of our annual compensation policy for our non-employee directors, including disclosure of our decision-making process with respect to non-employee director compensation. In addition, we agreed that we would submit our proposed compensation policy for non-employee directors to a stockholder vote. In accordance with the terms of the proposed settlement, the Company is submitting the Compensation Policy, including the 2026 Program, for stockholder vote at the Annual Meeting.
Summary of the Compensation Policy
A summary of the material terms of the Compensation Policy is set forth below. This is only a summary. Please review the full policy, which is attached hereto as Appendix A.

Annual Peer Companies Review and Non-Employee Director Compensation Assessment
On an annual basis, the Compensation Committee will retain an independent compensation consultant (the “Consultant”) to advise the Compensation Committee in connection with the Company’s non-employee director compensation program for each such year, including with respect to (i) the amount and type of non-employee director compensation, and (ii) any comparative or market data deemed appropriate by such Consultant. As part of such review, the Consultant will recommend a group of peer companies (the “Peer Companies”) to be used as a reference in evaluating the competitiveness of the Company’s non-employee director compensation program.
In addition to recommending the Peer Companies, the Consultant will annually conduct a review and prepare a written report evaluating the Company’s non-employee director compensation program in comparison to the current Peer Companies. The Consultant’s report shall include, at a minimum: (i) a description of the structure of non-employee director compensation program at the Company and the Peer Companies, (ii) a summary of the amounts of each component of non-employee director compensation at the Peer Companies, together with percentile rankings, (iii) an assessment of the overall competitiveness of the Company’s current non-employee director compensation program relative to the current Peer Companies, including the Company’s percentile rankings for each element of cash and equity-based compensation versus the Peer Companies, and (iv) considerations and potential changes to the non-employee director compensation program for the applicable year considering the Company’s market positioning compared to the Peer Companies.
Non-Employee Director Compensation Limits
2026 Non-Employee Director Compensation Program
For 2026, the Compensation Committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to serve as its independent compensation consultant in connection with the review and design of the 2026 Program, and the Board approved the 2026 Program described below that is designed to compensate non-employee directors around the 50th percentile of the Peer Companies for each element of compensation.
Cash Compensation
Each non-employee director shall be eligible to receive an annual cash retainer of $50,000 for service on the Board. The Lead Independent Director shall be eligible to receive an additional annual cash retainer of $40,000. Non-employee directors serving as chairpersons or members of Board committees shall be eligible to receive the following additional annual cash retainers:

Name of Committee	Chairperson*	Member
Audit Committee	$25,000	$12,500
Compensation Committee	$20,000	$10,000
Nominating & Corporate Governance Committee	$10,400	$5,000
Commercial Advisory Committee	$8,000	$5,000
Science & Technology Committee	$8,000	$5,000

*    A chairperson of a committee shall not receive an additional retainer for service as a member of that same committee.

Equity Compensation
Each current non-employee director will receive annual equity-based compensation awards with a grant date dollar value of $400,000, which is the 50th percentile of the 2026 Peer Companies annual equity-based awards. The equity-based awards shall be made in the form of 60% stock options and 40% restricted stock units. If an individual becomes a non-employee director during 2026, they will receive an initial equity-based compensation award with a grant date value of $640,000, representing a 1.6x multiple of the annual equity-based awards for 2026. The 1.6x multiple corresponds to the 50th percentile of the Peer Companies.

Remaining Years of the Settlement Governance Period
The annual non-employee director compensation programs for each remaining year of the Settlement Governance Period (2027 through (and including) 2030 if the conditions below are met in 2026) shall be the same as the 2026 Program; provided, however, that the Board in its discretion, after reviewing the recommendation of the Compensation Committee, may approve cash compensation and equity-based awards for such years, in the aggregate and/or by individual element of compensation, up to, but not exceeding, the 75th percentile of the 2026 Peer Companies without the need to seek or obtain additional stockholder approval.
Years Following the Settlement Governance Period
The annual non-employee director compensation programs for each year after the Settlement Governance Period shall follow the same process as set forth above, including retaining a Consultant to advise the Compensation Committee in connection with the Company’s non-employee director compensation program. The Board in its discretion, after reviewing the recommendation of the Compensation Committee, will approve the non-employee director compensation program structure and amounts of compensation for each year. The Board may approve cash compensation and equity-based awards for such year, in the aggregate and/or by individual element of compensation, up to, but not exceeding, the 75th percentile of the Peer Companies for the applicable year without the need to seek or obtain additional stockholder approval.
Effectiveness and Conditions
The Compensation Policy, including the 2026 Program, will be effective as of March 1, 2026, subject to the satisfaction of each of the following conditions:
(1)    Stockholder Approval
Approval by the affirmative vote of a majority of votes cast by the Company’s stockholders present in person or represented by proxy and entitled to vote thereon once a quorum has been established, excluding the shares beneficially owned by (i) non-employee members of the Board and (ii) the defendants in the litigation entitled Corbin v. Janney, et al., C.A. No. 2025-1051-KSJM (Del. Ch.) (the “Action”), each of whom shall refrain from voting on such matter in their capacity as stockholders; and
(2)    Court Approval of Settlement of the Action
The effectiveness of the final approval by the Delaware Court of Chancery of the settlement of the Action.
For clarity, the stockholder vote on the Compensation Policy, including the 2026 Program, shall not be effective unless and until the Delaware Court of Chancery approves the settlement of the Action.
Requested Stockholder Approval, Vote Required, and Recommendation
The Board believes that stockholder approval of the Compensation Policy included as Appendix A is in the best interests of the Company and our stockholders because it provides the appropriate level of cash and equity compensation necessary to attract and retain the type of qualified individuals who it believes are necessary and desirable to serve on our Board and its committees and to work in the best interests of the Company and our stockholders. The Board also believes that the compensation proposed to be paid to non-employee directors pursuant to the Compensation Policy is reasonable, appropriate, and consistent with market practices. If the Compensation Policy is not approved by our stockholders, the Company will present another proposed plan to a vote, and the Company’s non-employee directors will not receive compensation until a plan is approved by the Company’s stockholders and the Delaware Court of Chancery approves the settlement of the Action.

For approval, this proposal must receive the affirmative vote of a majority of votes cast by the Company’s stockholders present in person or represented by proxy and entitled to vote thereon once a quorum has been established, excluding the shares beneficially owned by (i) non-employee members of the Board and (ii) the defendants in the Action, each of whom shall refrain from voting on such matter in their capacity as stockholders. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION POLICY.
Director Compensation for 2025

The Compensation Committee is responsible for reviewing and making recommendations to the Board regarding compensation paid to our independent, non-employee directors for their Board and Board committee service.
For the fiscal year ended December 31, 2025, as compensation for serving on the Board, each of our non-employee directors was eligible to receive: (1) an annual cash fee of $50,000 for serving as a member of our Board; (2) an annual cash fee of $21,000 for the Audit Committee Chair, an annual cash fee of $20,000 for the Compensation Committee Chair, and an annual cash fee of $10,000 for the Nominating and Corporate Governance Committee Chair; and (3) annual cash fees for service as a non-Chair member of the Audit Committee of $10,500, the Compensation Committee of $10,000, and the Nominating and Corporate Governance Committee of $5,000. Mr. Janney, our lead independent director, received an additional cash retainer of $30,000. Non-employee directors serving on the Science and Technology Committee and the Commercial Advisory Committee receive an annual cash fee $8,000 for the Chair and $5,000 for non-chair members. These cash fees are payable in quarterly installments on a prorated basis. We also reimburse our directors for reasonable travel and related fees and expenses incurred in connection with their participation in Board or Board committee meetings and other related activities, such as site visits in which they engage as directors.
For the fiscal year ended December 31, 2025, our non-employee director compensation program included an initial grant of options for 10,000 shares of our Common Stock for each director upon their initial election to the Board. Such initial option grant vests in 36 equal monthly installments starting on the first monthly anniversary of the grant. Our 2025 non-employee director compensation program also included eligibility for an annual grant of options to each non-employee director for 5,000 shares of our Common Stock. Such annual option grant vests in 12 equal monthly installments starting on the first monthly anniversary of the grant.
Mr. Krishnan and Ms. Krishnan do not receive any additional compensation for their service on the Board, the Science and Technology Committee, or the Commercial Advisory Committee.
Director Compensation Tables
The following table provides information on the compensation of our non-employee directors for the fiscal year ended December 31, 2025, other than Mr. Krishnan and Ms. Krishnan, each of whom received no separate compensation for their service as directors. For information related to the compensation of Mr. Krishnan and Ms. Krishnan, please refer to “Compensation of Named Executive Officers—Summary Compensation Table.”

Name	Fees Paid in Cash	Option Awards (1)	Total
Daniel S. Janney	$115,500	$410,972	$526,472
Dino A. Rossi	$81,000	$410,972	$491,972
Kirti Ganorkar(2)	$—	$—	$—
Julian S. Gangolli	$80,500	$410,972	$491,472
Christopher Mason	$58,000	$410,972	$468,972
E. Rand Sutherland	$65,500	$410,972	$476,472
Catherine Mazzacco	$60,000	$410,972	$470,972

(1)Represents the grant date fair value of the option awards, calculated in accordance with FASB ASC 718. The grant date fair value of our stock options is calculated using a Black-Scholes valuation model. The options vest monthly over one year.

(2)Mr. Ganorkar, who resigned from the Board effective as January 1, 2026, declined to receive any compensation for his service as a director.
The following table sets forth the outstanding equity awards held by our non-employee directors as of December 31, 2025, which consisted entirely of stock options.

Name	Option Awards
Daniel S. Janney	82,595
Dino A. Rossi	63,650
Kirti Ganorkar(1)	—
Julian S. Gangolli	37,200
Christopher Mason	44,000
E. Rand Sutherland	37,200
Catherine Mazzacco	25,780

(1)Mr. Ganorkar, who resigned from the Board effective as January 1, 2026, declined to receive any compensation for his service as a director.

CORPORATE GOVERNANCE AND BOARD MATTERS
Board Structure and Leadership
Our charter and bylaws provide for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms. As a result, one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:
•the Class III directors are Mr. Krishnan and Dr. Mason and their terms will expire at the Annual Meeting and they will stand for reelection at the Annual Meeting;
•the Class I directors are Ms. Krishnan, Mr. Gangolli, and Ms. Mazzacco and their terms will expire at the 2027 annual meeting of stockholders; and
•the Class II directors are Mr. Janney, Mr. Rossi, and Dr. Sutherland and their terms will expire at the 2028 annual meeting of stockholders.
Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our charter and bylaws authorize only our Board to fill vacancies on our Board. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
Combined Chairman and Chief Executive Officer Positions
Mr. Krishnan serves as the Chairman of the Board and Chief Executive Officer. The Board has reviewed its current leadership structure and has determined that the use of the lead independent director, as described below, along with the combined Chairman and Chief Executive Officer position, is currently the most appropriate and effective leadership structure for the Company. As the individual primarily responsible for the day-to-day management of business operations, Mr. Krishnan is best positioned to chair regular Board meetings as the directors discuss key business and strategic issues. Coupled with a lead independent director, this leadership structure allows the Board to exercise independent oversight and enables the Board to have direct access to information related to the day-to-day management of business operations.
Lead Independent Director
The Board believes that its governance structure ensures a strong, independent Board even though the Board does not have an independent Chairman. To strengthen the role of our independent directors and encourage independent Board leadership, the Board also has established the position of lead independent director, which currently is held by Mr. Janney. The responsibilities of the lead independent director include, among others:
•    presiding at all meetings of the Board at which the Chairman of the Board is not present;
•    scheduling meetings of the independent directors from time to time;
•    developing the agendas for, and presiding at, executive sessions of the independent directors;
•    communicating the sense of the independent directors to Mr. Krishnan;
•    assisting the Chairman of the Board to review and set the agenda and schedule for each of the Board’s meetings, including bringing to the attention of the Chairman of the Board particular issues for the Board’s attention and consideration and assuring there is sufficient time for discussion of all agenda items;
•    assisting in improving the effectiveness of Board meetings;
•    assisting the Chairman of the Board in the review and approval of information and materials to be sent to the Board, including providing input as to the quality, quantity, and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties; and
•    coordinating with committee chairpersons with respect to self-evaluations.

Director Independence
As required under Nasdaq listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities laws and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each current director and Kirti Ganorkar who served as a director during 2025, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following six current directors and Mr. Ganorkar are independent directors within the meaning of the applicable Nasdaq listing standards and relevant securities laws: Messrs. Gangolli, Janney, and Rossi, Drs. Mason and Sutherland, and Ms. Mazzacco. In making this determination, the Board considered all relationships and transactions that occurred during any 12-month period within the last three fiscal years and determined that there were no relationships that would interfere with their exercise of independent judgment in carrying out their responsibilities as directors.
Role of the Board in Risk Oversight
The role of our Board is to oversee the Chief Executive Officer and other senior management in the competent, lawful and ethical operation of the Company, including management’s establishment and implementation of appropriate practices and policies with respect to areas of potentially significant risk to us. Management routinely reports to the Board or committees of the Board regarding any potential areas of significant risk. These reports include discussions of current and new areas of potential operational, legal or financial risk and status reports on risk mitigation programs undertaken by us. The Board as a whole oversees the management of risks from cybersecurity threats and receives regular presentations and reports on cybersecurity, which address a wide range of topics and also receives prompt and timely information regarding any cybersecurity incident that is or may become material, as well as ongoing updates regarding such incident until it has been addressed. While, the Board as a whole is responsible for risk oversight, it administers certain of its risk oversight with support from its three standing committees, the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee, each of which addresses risks specific to their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation program is designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy.
Board Committees
Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. We comply with the listing requirements and other rules and regulations of Nasdaq, as amended or modified from time to time, and each of these three committees is comprised exclusively of independent directors. Additionally, our Board may from time to time establish certain other committees to facilitate the management of our Company, and it has established a Science and Technology Committee and a Commercial Advisory Committee. The principal functions of each committee of the Board are described below.

The table below provides membership information for each of the Board committees as of the date of this Proxy Statement:

Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Science and Technology Committee	Commercial Advisory Committee
Daniel S. Janney*	X	X(Chair)	X
Julian S. Gangolli	X	X	X(Chair)
Dino A. Rossi**	X(Chair)	X
Christopher Mason				X(Chair)
Catherine Mazzacco			X		X
E. Rand Sutherland	X				X
Krish S. Krishnan***					X(Chair)
Suma M. Krishnan				X

*    Lead independent director
**    Audit Committee financial expert
***    Chairman of the Board of Directors
Audit Committee
The Board established the Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is composed of Messrs. Rossi, Gangolli, Janney, and Dr. Sutherland. Mr. Rossi is the chairperson of our Audit Committee. Messrs. Rossi, Gangolli, Janney, and Dr. Sutherland each meet the requirements for independence for audit committee members under the Nasdaq listing standards and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board has determined that Mr. Rossi is an “audit committee financial expert” as defined in applicable SEC rules. This designation does not impose on Mr. Rossi any duties, obligations, or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board and does not affect the duties, obligations, or liability of any other member of the Audit Committee or the Board. Our Audit Committee is responsible for, among other things:
•    our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;
•    our compliance with legal and regulatory requirements;
•    reviewing and approving related party transactions;
•    selecting and hiring our registered independent public accounting firm;
•    the qualifications, independence and performance of our independent registered public accountants; and
•    the preparation of the audit committee report to be included in our annual proxy statement.
During the fiscal year ended December 31, 2025, the Audit Committee met four times and also acted by unanimous written consent.

Compensation Committee
Our Compensation Committee is composed of Messrs. Janney, Gangolli, and Rossi. Mr. Janney is the chairperson of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the Nasdaq listing standards and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:
•    evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies, and programs;
•reviewing all director compensation and benefits for service on the Board and Board committees and recommend changes to the Board;
•    administering our cash-based and equity-based compensation plans; and
•    making recommendations to the Board regarding any other Board responsibilities relating to executive compensation.
During the fiscal year ended December 31, 2025, the Compensation Committee met four times and also acted by unanimous written consent.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Messrs. Gangolli and Janney, and Ms. Mazzacco. Mr. Gangolli is the chairperson of our Nominating and Corporate Governance Committee. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the Nasdaq listing standards and SEC rules and regulations. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•    identifying, considering and recommending candidates for membership on our Board;
•    overseeing the process of evaluating the performance of our Board; and
•    advising our Board on other corporate governance matters.
During the fiscal year ended December 31, 2025, the Nominating and Corporate Governance Committee met four times and also acted by unanimous written consent.
Science and Technology Committee
Our Science and Technology Committee is composed of Dr. Mason and Ms. Krishnan. Dr. Mason is the chairperson of our Science and Technology Committee. Our Science and Technology Committee is responsible for, among other things:
•    providing feedback to our Board concerning any aspects of our research and development strategy and execution;
•    advising our Board and management regarding long-term research and development strategic goals and objectives;
•    reviewing matters relating to scientific capabilities and programs;
•    reviewing the Company’s R&D pipeline; and
•    evaluating scientific and medical aspects of proposed transactions requiring Board action.
Commercial Advisory Committee
Our Commercial Advisory Committee is composed of Mr. Krishnan, Ms. Mazzacco, and Dr. Sutherland. Mr. Krishnan is the chairperson of our Commercial Advisory Committee. Our Commercial Advisory Committee is responsible for, among other things:

•     serving as a resource and providing feedback to our Board concerning any aspects of our commercial and medical affairs strategy and execution;
•     assisting our management and commercial teams with strategic planning, market development, and commercialization;
•     assisting management and medical affairs teams on medical affairs strategy and activities; and
•     reviewing activities and performance of our sales, marketing, market access, and similar functions.
Director Selection Process

The Nominating and Corporate Governance Committee is responsible for, among other things, the selection and recommendation to the Board of nominees for election as directors. In accordance with the Nominating and Corporate Governance Committee charter and our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee develops guidelines and criteria for the selection of candidates for nominees for election as directors. The Nominating and Corporate Governance Committee considers whether a potential candidate for director has the time available, in light of other business and personal commitments, to perform the responsibilities required for effective service on the Board, along with their personal and professional integrity, demonstrated ability and judgment, experience, familiarity with the Company, diversity (of both experience and background) as well as certain other relevant factors. Applying these criteria, the Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and the Chairman of the Board and Chief Executive Officer as well as stockholders. After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee recommends the nominees for directorship to the Board. Taking the Nominating and Corporate Governance Committee’s recommendation into consideration, the Board then approves the nominees for directorship for stockholders to consider and vote upon at the annual stockholders’ meeting.
Stockholders wishing to recommend individuals for consideration as directors must follow the procedures described in Section 2.9 of the Company’s amended and restated bylaws, including (among other requirements) the giving of written notice of the nomination to our Corporate Secretary not less than 90 days or more than 120 days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders. The stockholder’s notice must set forth as to each nominee all information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Exchange Act if the candidate had been nominated by or on behalf of the Board. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as director candidates selected by the Nominating and Corporate Governance Committee. See “Other Matters—Stockholders Proposals and Nominations for the 2027 Annual Meeting.”

Commitment to Corporate Responsibility
Corporate responsibility is fundamental to our long-term success, and we are committed to building a sustainable business that provides long-term value for all of our stakeholders. Our mission is to develop and deliver genetic medicines to patients using redosable gene therapies for the treatment of severe, life‑threatening, and/or rare diseases that have limited or no approved therapies, and our diverse team of employees is committed to doing so sustainably and ethically, while using our resources to give back.
Our Commitment to Patients
Patients are at the center of our mission, and we are focused on making a difference for patients living with severe, life‑threatening, and/or rare diseases by discovering, developing, and delivering innovative genetic medicines. Our pioneering research in gene therapy has yielded the first approved genetic medicine (VYJUVEK®)) in the United States, Europe, and Japan for the treatment of wounds in patients with dystrophic epidermolysis bullosa (“DEB”), a serious rare skin disease caused by missing or mutated COL7 protein. VYJUVEK is the only medicine for treatment of DEB that delivers the corrective power of gene therapy in an easy-to-apply, redosable, topical gel formulation that can be administered by a healthcare professional, caregiver, or directly by the patient themselves, at home. We focus on creating an environment in which scientific and clinical innovation can thrive, and we have a robust clinical and preclinical pipeline.

We are committed to providing DEB patients with support and access to VYJUVEK to help them start and continue on treatment. Through Krystal ConnectTM, our personalized patient support program, we provide assistance throughout the treatment journey, including providing education about DEB and VYJUVEK, helping patients and caregivers understand and navigate insurance coverage, informing eligible patients about financial assistance programs, supporting VYJUVEK treatment planning and administration, and assisting patients with locating treating doctors. The Krystal Connect team includes care coordinators who have backgrounds in nursing or genetic counseling and can answer questions about DEB and VYJUVEK, as well as patient access liaisons who assist patients who have been prescribed VYJUVEK navigate insurance coverage, financial assistance options for eligible patients, and treatment coordination.
We are committed to providing all DEB patients with access to VYJUVEK and have instituted philanthropic initiatives that provide financial assistance to eligible patients. With respect to financial assistance for VYJUVEK in the U.S., for eligible commercially insured patients, we have a copay program that can help reduce patients’ out-of-pocket costs to as low as $0. Additionally, for eligible patients without insurance coverage, or who may have insurance but do not have VYJUVEK coverage, our Patient Assistance Program may be able to provide VYJUVEK at no cost. Through our named patient program, we are able to supply VYJUVEK to DEB patients in countries outside of the U.S., where VYJUVEK is not yet commercially available. Additionally, through compassionate use programs, we have been able to address patient needs by making certain of our investigational products available to eligible patients, in accordance with applicable laws. We also have a genetic testing program to facilitate accurate diagnosis and delivery of optimal care.
Our patient-centric approach is enabled by the relationships fostered between our team and the patients, caregivers, and advocacy groups who experience these debilitating diseases on a day-to-day basis. These connections are especially valued in the rare disease setting. We partake in regular, compliant interaction with patient advocacy groups and invite patients to share their experiences in-person and virtually. Our ongoing interactions with patient advocacy groups and support programs help us to understand how we can continue to better serve our patients.
Our patients trust us to deliver products that are both safe and effective. We have policies that uphold the standards provided by the U.S. Food and Drug Administration (“FDA”) and other regulators to ensure quality, safe medicines. We take a proactive approach to ensure quality by prioritizing regulatory compliance and performing routine compliance checks, and we have established a Quality Management System, which ensures the highest quality standards. In addition, we have a system of robust processes to review, evaluate, and monitor the safety of VYJUVEK and our product candidates, and we are committed to continuous improvement.
Our Commitment to Our Employees and our Communities
Our future performance depends significantly upon the continued service of our employees and our continued ability to attract and retain highly skilled employees. We provide our employees with a robust employment package that promotes well-being across all aspects of their lives. In addition to competitive salaries and annual discretionary bonuses, these programs include stock options and restricted stock unit awards, a 401(k) plan, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, development programs that enable continued learning and growth, and flexible work schedules, among other benefits. To promote engagement and well-being, our employees have access to our corporate wellness program and an onsite gym at our headquarters. We are committed to equitable pay, irrespective of gender identity or expression, race, ethnicity, sexual orientation, or other protected classes. Our executive team routinely reviews employee turnover throughout the organization to monitor employee satisfaction.
We and our employees are also actively involved in supporting our local and patient communities, including through charitable donations to patient advocacy groups.

Our Commitment to Ethics, Values, and Corporate Governance
We are committed to conducting business ethically, responsibly, and transparently. We hold ourselves to the highest standards and have built strong governance practices to ensure accountability for our actions. All of our employees are required to adhere to our Code of Business Conduct and Ethics and are provided with training and reference materials to reinforce this commitment to integrity and ethics in our business. Our policies are clearly defined and include guidance on topics including, but not limited to, confidentiality; conflicts of interest; compliance with laws, rules, and regulations; fair dealing; antitrust compliance; accuracy of records; corporate disclosure; and improper payments.
We have implemented a comprehensive compliance program that has been designed to prevent and detect violations of Company policy or law through a proactive and practical training and communication approach and an open-door policy to discuss and report any concerns. In the event we become aware of potential compliance concerns, we will, where appropriate, take steps to investigate the matter, pursue disciplinary action, and/or implement corrective measures to prevent future issues. We also have robust policies in place to ensure compliant interactions with healthcare providers, protection of personal and patient data, and strong cybersecurity practices, among others.
Summaries of other corporate governance practices, including our Corporate Governance Guidelines, are included elsewhere in this Proxy Statement.
Code of Business Conduct and Ethics
The Board has established a code of business conduct and ethics that applies to our officers, directors and employees. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:
•    honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•    full, fair, accurate, timely and understandable disclosure in the reports and documents the Company files with, or submits to, the SEC and in other public communications made by the Company;
•    compliance with applicable governmental laws, rules and regulations;
•    the prompt internal reporting to the appropriate person of violations of the code of business conduct and ethics; and
•    accountability for adherence to the code of business conduct and ethics.
Any waiver of the code of business conduct and ethics for our executive officers or directors must be approved by the Board, and any such waiver shall be promptly disclosed to the stockholders. We intend to disclose amendments to the code of business conduct and ethics on our website within four business days from the date of such amendment.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to assist and guide the Board in the exercise of its responsibilities and establish a framework for our corporate governance practices. The Corporate Governance Guidelines contain written standards pertaining to director qualifications, director responsibilities, structure of our Board, director access to management and independent advisors, director compensation, and performance evaluation of our Board and committees, among other things. The Corporate Governance Guidelines help to ensure that the Board is independent from management, the Board adequately performs its oversight functions, and the interests of the Board and management align with the interests of our stockholders.

Availability of Corporate Governance Materials
Stockholders may view our corporate governance materials, including the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our website at www.krystalbio.com under “Corporate Governance” on the “Investors” page, and these documents are available in print to any stockholder who sends a written request to such effect to Krystal Biotech, Inc., 2100 Wharton Street, Suite 701, Pittsburgh, Pennsylvania 15203, Attention: Corporate Secretary. Information on or accessible from our website is not and should not be considered a part of this Proxy Statement.
Insider Trading Policies and Procedures
We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of the Company’s securities by our directors, officers, and employees, and by the Company itself. We believe that these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations and applicable Nasdaq listing standards. Our Insider Trading Policy and Guidelines for Disclosure of Material Non-Public Information (the “Insider Trading Policy”) was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Anti-Hedging Policies
Our Insider Trading Policy prohibits employees, officers, and directors from engaging in short-term or speculative securities transactions, including derivative transactions relating to our securities, such as exchange traded put or call options and hedging transactions.
Board Meetings
During the fiscal year ended December 31, 2025, the Board met six times. Each director, including Mr. Ganorkar, who resigned from the Board effective January 1, 2026, attended at least 75% of the aggregate total of Board meetings and the total number of committee meetings on which he or she served. The Board and its committees also acted by unanimous written consent on several instances during the fiscal year ended December 31, 2025.
Annual Meeting Attendance
We do not have a policy requiring our directors to attend the Annual Meeting. Seven directors attended our 2025 annual meeting of stockholders.
Executive Sessions of Non-Management Directors
Pursuant to our Corporate Governance Guidelines and the Nasdaq listing standards, in order to promote open discussion among non-management directors, our non-management directors meet in executive sessions without management participation after each Board meeting. The lead independent director presides at these sessions.
Communications with the Board
Stockholders and other interested parties may communicate with the Board by sending written correspondence to the “Lead Independent Director” c/o the Corporate Secretary of Krystal Biotech, Inc., 2100 Wharton Street, Suite 701, Pittsburgh, Pennsylvania 15203, who will then directly forward such correspondence to the lead independent director. The lead independent director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board.

EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers as of April 3, 2026. Executive officers are determined annually by the Board and serve at the Board’s discretion.

Name	Age (1)	Title
Krish S. Krishnan	61	Chairman, President, and Chief Executive Officer
Suma M. Krishnan	61	Founder and President, R&D
Kathryn A. Romano	45	EVP & Chief Accounting Officer
John C. Thomas	52	EVP, General Counsel and Corporate Secretary
Laurent Goux	51	EVP, Head of International

(1)    Age as of April 3, 2026.
The biography of our Chairman and Chief Executive Officer, Krish S. Krishnan, can be found under the heading “Nominees for Election for a Three-Year Term Expiring at the 2029 Annual Meeting” above, and the biography our Founder and President, R&D, Suma M. Krishnan, can be found under the heading “Continuing Directors—Class I Directors with Terms Expiring at the 2027 Annual Meeting” above.
Kathryn A. Romano has served as our Executive Vice President and Chief Accounting Officer since January 2020. Most recently, Ms. Romano held the position of Corporate Controller at CNX Resources Corporation from April 2018 to December 2019. Prior to joining CNX, she was the Corporate Controller of Rice Energy from January 2013 until the company was acquired by EQT in November 2017, staying on to assist the company through the transition until March 2018. Prior to joining Rice Energy, Ms. Romano worked in a variety of accounting and auditing roles at Black Box Corporation and Deloitte. Ms. Romano is a Certified Public Accountant and holds a Bachelor of Science in Accounting from Penn State University.
John C. Thomas has served as our Executive Vice President, General Counsel, and Corporate Secretary since March 2026, and previously served as our Senior Vice President, General Counsel, and Corporate Secretary from 2021 to March 2026. Prior to joining the Company in 2021, Mr. Thomas was a partner at The Webb Law Firm and previously a founder and managing partner of Beck & Thomas, P.C., a boutique intellectual property law firm. Mr. Thomas has extensive experience representing a broad range of companies, including Fortune 500 companies, with significant experience in the pharmaceutical industry, in intellectual property matters and related litigation. He has been recognized in The Best Lawyers in America in Pittsburgh, PA for Intellectual Property Law (litigation) (2016-2022), Patent Law and Trademark Law (2017-2022 ), and Trademark Lawyer of the Year (2018). He holds a B.S. in Chemistry from Indiana University of Pennsylvania and a J.D., cum laude, from Duquesne University Kline School of Law.
Laurent Goux has served as our Executive Vice President, Head of International since March 2026. He joined the Company in 2021 as Senior Vice President and General Manager, Europe, where he was responsible for building and leading the company’s European operations. Prior to joining Krystal, Mr. Goux spent nearly two decades at Galderma in a variety of leadership roles across global marketing and market access and earlier regional and local general management. Earlier in his career, Mr. Goux worked at Arthur Andersen. He holds engineering and master’s degrees in chemistry from the University of Bordeaux and a Master’s degree in Strategy and Management of International Business from ESSEC Business School in Paris.

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information regarding our compensation programs and compensation for our named executive officers (our “Named Executive Officers”). For 2025, our Named Executive Officers were:
•    Krish S. Krishnan, our Chairman of the Board of Directors and Chief Executive Officer (our “CEO”);
•    Suma M. Krishnan, our Founder and President, R&D; and
•    Kathryn A. Romano, our Executive Vice President and Chief Accounting Officer.
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2025. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it explains how and why the Compensation Committee arrived at the specific compensation decisions for our Named Executive Officers in 2025 and the key factors that the Compensation Committee considered in making such decisions.
Executive Summary — Performance Highlights
Who We Are
We are a fully integrated, global, commercial-stage biotechnology company focused on the discovery, development, manufacturing and commercialization of genetic medicines to treat diseases with high unmet medical needs.
Using our patented gene therapy technology platform that is based on engineered herpes simplex virus-1, we create vectors that efficiently deliver therapeutic transgenes to cells of interest in multiple organ systems. The cell’s own machinery then transcribes and translates the transgene to treat the disease. Our vectors are amenable to formulation for non-invasive or minimally invasive routes of administration at a healthcare professional’s office or in the patient’s home by a healthcare professional, caregiver, or directly by the patient themselves. Our innovative technology platform is supported by two in-house, commercial scale Current Good Manufacturing Practice manufacturing facilities.
Our first commercial product, VYJUVEK, is now approved in the United States, the European Union, and Japan for the treatment of DEB. We launched VYJUVEK in the United States in 2023 and launched VYJUVEK in Europe and Japan in 2025.
Our development pipeline includes multiple clinical stage product candidates for the treatment of rare and serious diseases, and we are investing in research and development to advance and grow this pipeline. We possess exclusive rights to develop, manufacture, and commercialize our FDA approved product and our pipeline candidates throughout the world.
Performance Highlights
2025 was a standout year for Krystal Biotech. The VYJUVEK U.S. launch continued to progress well, and we successfully launched VYJUVEK in Europe and Japan. In addition, in 2025, we made significant progress across our pipeline programs. We are currently executing two registrational trials in neurotrophic keratitis and eye lesions in DEB patients, with the potential to initiate two additional registrational programs in cystic fibrosis and Hailey-Hailey disease later in 2026.
VYJUVEK (beremagene geperpavec-svdt, or B-VEC)
•Net VYJUVEK product revenue was $389.1 million for the year ended December 31, 2025 and since launch in mid-2023, we have reported cumulative net product revenue of over $730 million. Additional highlights include:
•Gross margins of 94% for the year ended December 31, 2025.

•Strong nationwide access and reimbursement for VYJUVEK in the United States and expanded the prescriber base.
•High patient demand driving steady VYJUVEK uptake since launch in Germany, France and Japan.
•Broadened access to VYJUVEK globally through expansion of our distributor network.
Respiratory
KB407 is an inhaled (nebulized) formulation of our novel vector designed to deliver two copies of the full-length cystic fibrosis transmembrane conductance regulator (“CFTR”) transgene for the treatment of cystic fibrosis, a serious rare lung disease caused by missing or mutated CFTR protein.
•We announced a positive clinical update from the highest dose cohort of our clinical study evaluating KB407 in patients with cystic fibrosis, confirming lung delivery and expression of wild-type CFTR protein following inhaled administration of KB407. Airway cell transduction by KB407 was observed in all patients with successful bronchoscopies, irrespective of modulator-status and genetic background, with broad airway distribution and transduction ranging from 29.4% to 42.1% of conducting airway cells.
•We are engaged in discussions with the FDA regarding the design of our proposed repeat dosing study, which is intended to evaluate the safety and efficacy of repeat KB407 administration and to support potential registration. We expect to start enrollment in the potentially registrational study later in 2026.
KB408 is an inhaled (nebulized) formulation of our proprietary vector, designed to deliver two copies of the SERPINA1 transgene that encodes for normal human alpha-1 antitrypsin protein, for the treatment of alpha-1 antitrypsin deficiency, or AATD, a serious rare lung disease that can result in life threatening, progressive pulmonary impairment and severe respiratory insufficiency.
•We are enrolling patients in the repeat dose cohort of our clinical study evaluating KB408 in adult patients with AATD with a Pi*ZZ or a Pi*ZNull genotype, and we expect to report interim data for this cohort later in 2026.
Ophthalmology
KB801 is an eye drop formulation of our novel HSV-1 based vector designed to deliver two transgene copies to the corneal epithelium for the sustained, localized expression and secretion of nerve growth factor for the treatment of neurotrophic keratitis, a rare, degenerative corneal disease caused by nerve damage in the eye that leads to corneal epithelial defects, ulcers, and perforation.
•We are currently enrolling patients in a registrational study evaluating KB801 for the treatment of neurotrophic keratitis, and we expect to announce top-line data before the end of 2026.
•The FDA granted platform technology designation to our viral vector used in KB801. The FDA’s platform technology designation program is intended to provide efficiencies in drug development, manufacturing, and review processes for drug product applications that incorporate designated platform technologies.
KB803 is a redosable eye drop formulation of B-VEC, designed for the treatment of ocular complications that are thought to affect over 50% of recessive DEB patients. These complications, which include corneal erosions, abrasions, blistering and scarring, can lead to progressive vision loss. There is currently no corrective therapy available.
•We expect to complete enrollment in in our registrational study evaluating KB803 for the treatment of and prevention of corneal abrasions in DEB patients and report top-line results before the end of 2026.

Dermatology
KB111 is a topical gel formulation of our novel vector designed to deliver two copies of the ATPase type 2C member 1 transgene encoding the human calcium transporter ATPase type 2C member 1 for the treatment of Hailey-Hailey disease (“HHD”), a serious and rare monogenic skin disorder.
•We expect to complete development and validation of a scale necessary for the clinical evaluation of KB111 and initiate a registrational study evaluating KB111 for the treatment of HHD in late 2026.
Oncology
KB707 is a redosable, immunotherapy designed to deliver genes encoding both human IL-2 and IL-12 to the tumor microenvironment and promote systemic immune-mediated tumor clearance. Two formulations of KB707 are in development, a solution formulation for transcutaneous injection and an inhaled (nebulized) formulation for lung delivery. Both intratumoral and inhaled KB707 have been granted Rare Pediatric and Fast Track Designations by the FDA.
•The FDA granted Regenerative Medicine Advanced Therapy (“RMAT”) designation to KB707 for the treatment of advanced or metastatic non-small cell lung cancer (“NSCLC”). The RMAT designation is intended to support and expedite the development of regenerative medicine therapies, including gene therapies such as KB707.
•We are enrolling patients with advanced NSCLC in a dose expansion cohort of our clinical study evaluating inhaled KB707 in combination with chemotherapy, and we expect to report interim efficacy data and potential registrational study plans later in 2026.
Aesthetics
While our focus is on the development of gene therapies to treat patients with severe, life‑threatening, or rare diseases with high unmet medical needs, we are also evaluating the potential of our platform to address aesthetic conditions via our wholly-owned subsidiary, Jeune Aesthetics. Jeune Aesthetics’ lead program, KB304, is a solution formulation of our novel vector for intradermal injection designed to stimulate biorejuvenation of the skin via delivery of both collagen 3 and elastin transgenes encoding full-length human collagen 3 and elastin.
•The Company has aligned with the FDA on a validated décolleté-specific photonumeric scale and expects to initiate a Phase 2 study of KB304 for the treatment of wrinkles of the décolleté in 2027.
Other 2025 Performance Highlights
•We ended 2025 with cash, cash equivalents and investments of $955.9 million.
•We continued to build on our existing capabilities and grew our organization in the United States and abroad.
Executive Compensation Highlights
Based on our overall operating environment and the 2025 performance results highlighted above, the Compensation Committee took the following key actions with respect to the compensation of our Named Executive Officers for and during 2025:
•    Base Salaries. Approved an annual base salary of $853,000 for our CEO, representing an 5.0% increase over his 2024 annual base salary, and approved annual base salary increases for Ms. Krishnan and Ms. Romano of 5.1% and 5.0%, respectively.
•    Performance-Based Annual Cash Bonus Opportunities. Approved target annual cash bonus opportunities for our Named Executive Officers under our performance-based annual cash bonus plan in amounts equal to 80% of his 2025 annual base salary for our CEO, 60% of her 2025 annual base salary for Ms. Krishnan, and 50% of her 2025 annual base salary for Ms. Romano.

•    Performance-Based Annual Cash Bonus Awards. Under the 2025 annual bonus plan, the Named Executive Officers other than our CEO were eligible to earn cash bonus awards based 75% on our corporate performance and 25% on individual performance. Our CEO’s annual cash bonus award was based 100% on our corporate performance. Based on our achieving 100% of corporate performance and 105% of individual performance for each of Ms. Krishnan and Ms. Romano, our CEO earned 100% and Ms. Krishan and Ms. Romano earned 101.25% of their target annual incentive bonus opportunities. The actual annual bonus paid to the Named Executive Officers under our 2025 annual bonus plan was $682,400 for our CEO, $414,923 for Ms. Krishnan, and $223,256 for Ms. Romano.

•    Long-Term Incentive Compensation. Granted long-term incentive compensation opportunities in the form of restricted stock units (“RSUs”) that are settled in shares of our Common Stock if vesting requirements are achieved and options to purchase shares of our Common Stock if vesting requirements are met. Our CEO received an award of 22,900 RSUs and an award of 39,300 options. Ms. Krishnan received an award of 16,000 RSUs and an award of 25,000 options, and Ms. Romano received an award of 2,200 RSUs and an award of 10,000 options.
Relationship Between Pay and Performance
We believe our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executive officers with the goal of aligning their interests with those of our stockholders. To ensure this alignment and to motivate and reward individual initiative and effort, we seek to ensure that a meaningful portion of our executive officers’ target annual direct compensation opportunity is both variable in nature and “at-risk.”
We emphasize variable compensation that appropriately rewards our Named Executive Officers through two separate compensation elements:
•    First, we provide the opportunity to participate in our performance-based annual cash bonus plan which provides cash payments if we produce short-term financial, operational, and/or strategic results that meet or exceed pre-established corporate goals as determined by our Compensation Committee and includes the evaluation of certain individual contributions in achieving those goals for all Named Executive Officers, other than our CEO whose performance-based annual cash bonus is based 100% on our corporate performance against pre-established corporate goals.
•    Second, we grant long-term incentive compensation in the form or equity awards. In 2025 we granted long-term equity incentive awards in the form of RSUs and options to purchase shares of our Common Stock. In 2024 we granted RSUs and performance stock units (“PSUs”), and in 2023 we granted PSUs and options to purchase shares of our Common Stock. Equity awards comprise a majority of the Named Executive Officers’ target total direct compensation opportunities. The value of these equity awards depends entirely on the value of our Common Stock, thereby incentivizing our Named Executive Officers to build sustainable long-term value for the benefit of our stockholders.
These variable pay elements ensure that a substantial portion of our Named Executive Officers’ target total direct compensation is contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability commensurate with our actual performance.
In 2025, approximately 85%, 84%, and 70% of our CEO’s, Ms. Krishnan’s, and Ms. Romano’s, respectively, total direct compensation consisted of “at risk,” variable compensation.
We believe that this design provides balanced incentives for our Named Executive Officers to execute our financial, operational, and strategic objectives and drive long-term growth. To ensure that we remain faithful to our compensation philosophy, the Compensation Committee regularly evaluates the relationship between the reported values of the equity awards granted to our Named Executive Officers, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, and our Named Executive Officers’ performance.

Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee reviews our executive compensation program on an annual basis to ensure consistency with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation-related policies and practices that were in effect during 2025.
What We Do:
•    Maintain Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors who determine our compensation policies and practices and who have established effective means for communicating with our stockholders regarding their executive compensation views and concerns, as described in this Proxy Statement.
•    Retain an Independent Compensation Consultant. The Compensation Committee engaged its own independent compensation consultant to provide information and analysis with its 2025 compensation review, and other advice on executive compensation.
•Review of Compensation Peer Group. Our compensation peer group is reviewed at least annually by the Compensation Committee and adjusted, when necessary, to help ensure that its composition remains a relevant and appropriate comparison for our executive compensation programs.
•Review of Compensation Committee Charter. The Compensation Committee reviews its charter annually to consider the incorporation of best governance practices.
•Conduct an Annual Say-on-Pay Vote. In accordance with our stockholders’ recommendation, we hold say-on-pay votes on an annual basis.
•    Annual Executive Compensation Review. The Compensation Committee reviews and approves our compensation strategy annually, including a review of the relationship between executive compensation and the Company’s performance, our compensation peer group used for comparative purposes, and a review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.
•    Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our Named Executive Officers’ compensation is “at risk” based primarily on corporate performance, as well as equity-based, to align the interests of our Named Executive Officers and stockholders.
•Executive Compensation Clawback Policy. The Company adopted an executive compensation Clawback Policy in 2023. Under the Clawback Policy, we are required to recoup the amount of any erroneously awarded incentive-based compensation within a specified look back period in the event of any accounting restatement, subject to limited impracticability exceptions.
•    Multi-Year Vesting Requirements. The annual equity awards granted to our Named Executive Officers vest over multi-year periods, consistent with current market practice and our retention objectives.
•    Health and Welfare Benefits. Our Named Executive Officers participate in broad-based Company-sponsored health and welfare benefit programs on the same basis as our other full-time, salaried employees.
What We Don’t Do:
•    No Executive Pension Plans or Supplemental Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our Named Executive Officers other than the plans and arrangements that are available to all employees. Our Named Executive Officers are eligible to participate in our

Section 401(k) retirement plan on the same basis as our other employees. We do not provide any supplemental retirement plans.
•    No Guaranteed Cash Payments. We do not provide our Named Executive Officers with guaranteed base salary increases or performance-based annual bonus increases.
•    Limited Perquisites. We provide minimal perquisites and other personal benefits to our Named Executive Officers.
•    No Tax Payments on Perquisites. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, other than on standard relocation benefits.
•    No Tax Payments on Change-in-Control Arrangements. We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the Company.
•    No Hedging or Pledging of our Equity Securities. We maintain a policy that prohibits our employees, including our Named Executive Officers, and the non-employee members of our Board of Directors from hedging or pledging our equity securities.
•No Re-pricing of Stock Options. We do not re-price stock options without stockholder approval, and we do not grant discounted stock options.
Stockholder Advisory Vote on Named Executive Officer Compensation
We value the opinions of our stockholders. At our 2024 annual meeting of stockholders, we conducted a non-binding advisory vote on the compensation of our Named Executive Officers, commonly referred to as a “say-on-pay” vote, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Over 96% of the votes cast by stockholders on this proposal, excluding broker non-votes and abstentions, were cast in support of the compensation paid to our Named Executive Officers. While this vote is a non-binding advisory vote, our Compensation Committee and Board take the voting results into account in determining the compensation of our Named Executive Officers. In light of the level of support evidenced by the say-on-pay vote, among other factors, our Compensation Committee decided to maintain our general approach to executive compensation and made no significant changes to our executive compensation program for 2025.
In addition, at our 2022 annual meeting of stockholders, we asked that our stockholders recommend, on an advisory basis, whether we hold future say-on-pay votes annually, every two years, or every three years. Of the votes cast, there was a large preference for an annual say-on-pay vote. After consideration of these results, it was decided, in accordance with stockholders’ recommendation, that we will hold future say-on-pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of say-on-pay votes. Our Compensation Committee and Board will continue to consider stockholder input and monitor our executive compensation program to ensure it aligns the interests of our Named Executive Officers with the interests of our stockholders and adequately addresses input from our stockholders. Accordingly, at the Annual Meeting to which this Proxy Statement relates, we will be conducting a non-binding vote on the compensation of our Named Executive Officers disclosed in this Proxy Statement. See Proposal 3 in this Proxy Statement.
Executive Compensation Philosophy and Objectives
Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. We strive to provide an executive compensation program that is competitive, rewards achievement of our business objectives, and aligns our executive officers’ interests with those of our stockholders. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:
•    provide market competitive compensation and benefit levels that will attract, motivate, reward, and retain a highly talented team of executives within the context of responsible cost management;
•    motivate and reward behavior consistent with our corporate performance objectives; and
•    ensure that our compensation is meaningfully tied to the creation of sustainable long-term stockholder value.

Executive Compensation Design
We structure the annual compensation of our Named Executive Officers using three principal elements: base salary, performance-based annual cash bonus opportunities, and long-term incentive compensation opportunities in the form of equity awards. The design of our executive compensation program is influenced by a variety of factors, with the primary goals being to align the interests of our Named Executive Officers and stockholders and to link pay with performance.
We emphasize the use of equity awards to provide incentives for our Named Executive Officers to focus on the growth of our overall enterprise value and, correspondingly, to create value for our stockholders. The longer-term nature of these equity awards mirror our long-term investment in bringing new therapies to market and incentivize continuity of leadership over the long-term.
For 2025, our long-term incentive compensation awards granted to our Named Executive Officers consisted of stock options and RSUs. We believe use of equity awards facilitates retention and aligns the interests of our Named Executive Officers with those of our stockholders by allowing them to participate in our longer-term success and the intended appreciation of our stock price.
Stock options are inherently performance based, and link executive pay to stockholder return. With stock options, our Named Executive Officers will receive value from their awards only if the market price of our Common Stock increases above the exercise price and remains above the exercise price as the stock options vest, which focuses our Named Executive Officers on long-term stockholder value creation. Stock options do not offer downside protection, and, thus, will not provide value to our Named Executive Officers if the market price of our Common Stock is below the exercise price.
RSUs provide our Named Executive Officers with an economic benefit equal to the portion of the RSUs that vests annually. This provides incentives for our Named Executive Officers to continue to create stockholder value over time and with the downside protection that the RSUs will retain some value. RSUs also provide an incentive for our Named Executive Officers to continue providing services to us through the vesting period.
We have not adopted formal policies or guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. As described below, the Compensation Committee considers a variety of factors in determining the appropriate yearly mix among such compensatory elements.
Compensation-Setting Process
Role of Compensation Committee
The Compensation Committee discharges the responsibilities of our Board relating to the compensation of our Named Executive Officers. The Compensation Committee has the overall responsibility for overseeing our compensation and benefits policies and overseeing and evaluating the compensation plans, policies, and practices applicable to our Named Executive Officers.
In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further our philosophy or align with developments in best compensation practices, and reviews the performance of our Named Executive Officers when making decisions with respect to their compensation.
The Compensation Committee’s authority, duties, and responsibilities are further described in its charter, which is available on our website at www.krystalbio.com under “Corporate Governance” on the “Investors” page.
The Compensation Committee retains an independent compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program; however, the Compensation Committee exercises its own judgment in making final decisions with respect to the compensation of our Named Executive Officers.

The Compensation Committee reviews our executive compensation program annually. As part of this review process, the Compensation Committee applies the objectives described above within the context of our overall compensation philosophy while simultaneously considering the compensation levels needed to ensure our executive compensation program remains competitive based on input from and market data provided by the Compensation Committee’s compensation consultant. The Compensation Committee also evaluates whether we are meeting our retention objectives and the potential cost of replacing key Named Executive Officers.
Setting Target Total Direct Compensation

Each year, typically during the first quarter of the fiscal year, the Compensation Committee conducts a review of our Named Executive Officers’ compensation arrangements. As part of this review, the Compensation Committee evaluates the base salary levels, performance-based annual cash bonus opportunities, and long-term incentive compensation opportunities of our Named Executive Officers and related performance criteria.
The Compensation Committee does not establish a specific target for formulating the target total direct compensation opportunities of our Named Executive Officers. Instead, it evaluates both performance and compensation to ensure that the compensation provided to our Named Executive Officers is competitive relative to the compensation paid by similar companies in the biotechnology and pharmaceuticals sectors, with particular emphasis on our peer companies, as described below.
In making decisions about the compensation of our Named Executive Officers, the members of the Compensation Committee rely primarily on their general experience and subjective considerations of various factors, including the following:
•    our executive compensation program objectives;
•    our performance against the financial, operational, and strategic objectives established by the Compensation Committee;
•    each individual Named Executive Officer’s knowledge, skills, experience, qualifications, and tenure relative to other similarly situated executives at the companies in our compensation peer group and/or the proprietary database of the Compensation Committee’s independent compensation consultant;
•    the scope of each Named Executive Officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and/or the proprietary database of the Compensation Committee’s independent compensation consultant;
•    the prior performance of each individual Named Executive Officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or functions and work as part of a team, all of which reflect our core values;
•    the potential of each individual Named Executive Officer to contribute to our long-term financial, operational, and strategic objectives;
•    our CEO’s compensation relative to that of our other Named Executive Officers, and compensation parity among our executive officers;
•    the compensation practices of our compensation peer group and the companies in selected broad-based compensation surveys and the positioning of each Named Executive Officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and
•    the recommendations of our CEO with respect to the compensation of our other Named Executive Officers.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunities for each Named Executive Officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.

The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions. In making compensation decisions, the members of the Compensation Committee consider these factors in light of the members’ individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each Named Executive Officer, and business judgment.
The Compensation Committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or to make specific compensation decisions with respect to our Named Executive Officers. Instead, in making its determinations, the Compensation Committee reviews information summarizing the compensation paid at a representative group of peer companies, the extent to which the executive positions at these companies are considered comparable to our positions and informative of the competitive environment and more broad-based compensation surveys. Broad-based compensation surveys allow the Compensation Committee to gain a general understanding of market compensation levels.
Role of Management
In discharging its responsibilities, the Compensation Committee works with members of our management, primarily our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual cash compensation, long-term incentive compensation opportunities, and other compensation-related matters for our other Named Executive Officers based on his evaluation of their performance for the prior year.
At the beginning of each year, our CEO reviews the performance of our other Named Executive Officers, including each such individual’s level of success in accomplishing the business objectives established for him or her for the prior year and his or her overall performance during that year, and then shares these reviews with, and makes recommendations to, the Compensation Committee. The CEO’s recommendations include a recommendation for each element of compensation, as described above. The annual business objectives for each Named Executive Officer are developed through mutual discussion and agreement between our CEO and the Named Executive Officers and take into account our business objectives, which are reviewed with the Compensation Committee.
The Compensation Committee reviews and discusses the CEO’s proposals and recommendations with our CEO and considers them as one factor in determining and approving the compensation of our other Named Executive Officers. Our CEO also attends meetings of our Board and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.
Role of Compensation Consultant
The Compensation Committee has the sole authority to retain an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program. The Compensation Committee also has the authority to approve the consultant’s reasonable fees and other retention terms. The compensation consultant reports directly to the Compensation Committee and its chair, and serves at the discretion of the Compensation Committee, which reviews the engagement annually.
In 2025, the Compensation Committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to serve as its compensation consultant to advise on executive and Board compensation matters, including competitive market pay practices for our Named Executive Officers, and with the selection of our compensation peer group.
During 2025, Compensia provided various services including the following:
•    the review, analysis, and recommended updating of our compensation peer group;
•    the review and analysis of the base salary levels, performance-based annual cash bonus opportunities, and long-term incentive compensation opportunities of our Named Executive Officers against competitive market data based on the companies in our compensation peer group and Compensia's proprietary database;

•the review and analysis of the cash and equity awards of our non-employee directors against competitive market data;
•    consultation with the Compensation Committee chair; and
•    support on other ad hoc matters throughout the year.
Compensia also coordinated with our management for data collection and informal market comparisons for our Named Executive Officers. In 2025, Compensia did not provide any other services to us.
The Compensation Committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that such compensation consultant provided, the quality of those services and the fees associated with the services provided during 2025. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq Marketplace Rules, and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Compensia.
Competitive Positioning
The Compensation Committee believes that peer group comparisons are useful guides to evaluate the competitiveness of our executive compensation program and related policies and practices. For purposes of assessing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists of biotechnology and pharmaceutical companies that are similar to us in terms of market capitalization and stage of development. The competitive data drawn from this compensation peer group is one of several factors that the Compensation Committee considers in making its decisions with respect to the compensation of our Named Executive Officers.
The compensation peer group for 2025, which was updated in December 2024 with the assistance of Compensia, to analyze the compensation of our Named Executive Officers was comprised of publicly traded biotechnology and pharmaceutical companies against which we compete for executive talent. In identifying and selecting the companies to comprise the compensation peer group, Compensia considered the following primary criteria:
•    ownership/location – publicly traded and headquartered in the U.S.;
•similar industry – companies with a primary focus in the biotechnology and pharmaceutical sectors;
•    similar market capitalization – within a range of ~0.33x to ~3.0x of our then-market capitalization of approximately $5.2 billion;
•    FDA Phase – companies with FDA approval and marketing product(s);
•revenue – $100 million to $1 billion; and
•refinement criteria – gene/cell therapy or orphan designation/rare disease – to help identify those companies most similar to us.

After evaluating the 2024 peer companies against these criteria, the Compensation Committee replaced seven of the companies in our peer group, as being below our market capitalization range or below our revenue range, and added five new peer companies. The compensation peer group for purposes of 2025 compensation decisions for our Named Executive Officers consisted of the following companies:

Apellis Pharmaceuticals	Halozyme Therapeutics	Rhythm Pharmaceuticals*
Blueprint Medicines	Insmed Incorporated	SpringWorks Therapeutics
BridgeBio Pharma	Intra-Cellular Therapies	TG Therapeutics
Catalyst Pharmaceuticals*	Ionis Pharmaceuticals*	Ultragenyx Pharmaceutical
Corcept Therapeutic	Iovance Biotherapeutics	Vericel Corporation
Geron Corporation*	Madrigal Pharmaceuticals*

*New for 2025
The Compensation Committee used data drawn from the companies in our compensation peer group, as well as data drawn from Compensia’s proprietary database, to evaluate the competitive market when determining the total direct compensation packages for our Named Executive Officers, including base salary, target performance-based annual cash bonus opportunities, and long-term incentive compensation opportunities.
The Compensation Committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.
Compensation Elements
Generally, our executive compensation program consists of three principal elements – base salary, performance-based annual cash bonus opportunity, and long-term incentive compensation in the form of equity awards. It also includes participation in our broad-based health and welfare benefit programs.

Element	Type of Element	Compensation Element	Objective
Base Salary	Fixed	Cash	Designed to attract and retain executives by providing fixed compensation amounts that are competitive in the market
Performance-Based Annual Cash Bonuses	Variable	Cash	Designed to motivate our executives to achieve annual business, financial, strategic and individual objectives and provide financial incentives when we meet or exceed these annual objectives
Long Term Incentive Compensation	Variable	Equity Awards	Designed to align the interests of our executives and our stockholders by motivating them to create sustainable long-term stockholder value
Base Salary
Base salary represents the fixed portion of the compensation of our Named Executive Officers and is an important element of compensation intended to attract and retain highly talented individuals. We use base salary to provide each Named Executive Officer with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.

Generally, we establish the initial base salaries of our Named Executive Officers through arm’s-length negotiation at the time we hire the individual, taking into account his or her position, qualifications, experience, prior salary level, and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our Named Executive Officers each year as part of its annual review of our executive compensation program, with input from our CEO (except with respect to his own base salary) and makes adjustments as it determines to be reasonable and necessary to reflect the scope of a Named Executive Officer’s performance, individual contributions and responsibilities, position in the case of a promotion, and market conditions.
In February 2025, the Compensation Committee reviewed the base salaries of our Named Executive Officers, taking into consideration a competitive market analysis prepared by Compensia and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. Following this review, the Compensation Committee determined to adjust the base salaries of each of our Named Executive Officers to better reflect the competitive marketplace.
The base salaries of our Named Executive Officers as approved by the Compensation Committee in February 2024 and 2025 were as follows:

Named Executive Officer	2024 Base Salary	2025 Base Salary	Percentage Increase
Mr. Krishnan	$812,000	$853,000	5%
Ms. Krishnan	$650,000	$683,000	5%
Ms. Romano	$420,000	$441,000	5%
The base salaries paid to our Named Executive Officers during 2025 are set forth in the “Summary Compensation Table” below.
Performance-Based Annual Cash Bonuses
We provide our Named Executive Officers with the opportunity to earn annual cash bonuses that are intended to encourage the achievement of performance goals, which could include goals related to commercializing our products, advancing our clinical pipeline, building our research and development and manufacturing infrastructure, strategic initiatives, financial performance, and growing and sustaining the Company. Cash bonuses for our Named Executive Officers other than our CEO for 2025 were based 75% on our corporate performance and 25% on individual performance. The cash bonus for our CEO was based 100% on our corporate performance. The corporate performance multiplier is based on the degree to which the Company’s objectives have been achieved during the relevant year; this multiplier is determined by the Compensation Committee and for 2025 could have ranged from 0 to 130% of target. The individual performance multiplier is based on the degree to which each employee’s individual objectives have been achieved during the relevant year; this multiplier is approved by the Compensation Committee for each of our Named Executive Officers (other than our CEO whose cash bonus is based 100% on our corporate performance) and for 2025 could have ranged from 0 to 120% of target. To be eligible to receive an annual cash bonus payment, a Named Executive Officer must be employed by us through the time of the bonus payment.
Target Annual Cash Bonus Opportunities
In February 2025, the Compensation Committee reviewed the target annual cash bonus opportunities of our Named Executive Officers as part of its annual review of our executive compensation program. For purposes of this review, the Compensation Committee took into consideration a competitive market analysis prepared by Compensia and the recommendations of our CEO (except with respect to his own target annual cash bonus opportunity), as well as the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above.

The target annual cash bonus opportunities of our Named Executive Officers for 2025, both as a percentage of annual base salary and in dollars are set forth below.

Named Executive Officer	2025 Target Annual Cash Bonus Opportunity (as a percentage of base salary)	2025 Target Annual Cash Bonus Opportunity
Mr. Krishnan	80%	$682,400
Ms. Krishnan	60%	$409,800
Ms. Romano	50%	$220,500
Corporate Performance Goals
Corporate performance goals for our annual cash bonus opportunity were approved by the Compensation Committee in February 2025 and related to operational, financial, manufacturing, and strategic objectives that were important to us, including commercialization of VYJUVEK in the United States, regulatory milestones, and advancing our clinical pipeline. These corporate performance goals include highly-sensitive competitive data, and we do not disclose the specific goals or targets because we believe that such disclosure would result in competitive harm to us. The Compensation Committee purposely set these goals at challenging levels.
Annual Cash Bonus Payments
In January 2026, the Compensation Committee evaluated our actual performance against the corporate performance goals and determined that we had achieved such goals at 100% of their target level, resulting in a corporate performance multiplier of 100%.
In addition, our CEO assessed the individual performance of each of our other Named Executive Officers and provided these assessments to the Compensation Committee. The Compensation Committee reviewed our CEO's assessments and determined that, each of Suma Krishnan and Kathryn Romano had achieved 105% of their target individual performance goals.
In view of such achievement, the Compensation Committee determined to make annual cash bonus payments to our Named Executive Officers as follows:

Named Executive Officer	2025 Target Annual Cash Bonus Opportunity (as a percentage of base salary)	2025 Target Annual Cash Bonus Opportunity	Corporate Performance Multiplier (75% of Annual Cash Bonus)	Individual Performance Multiplier (25% of Annual Cash Bonus)	2025 Actual Annual Cash Bonus Payment	Payment Percentage
Mr. Krishnan(1)	80%	$682,400	100%	N/A	$682,400	100.00%
Ms. Krishnan	60%	$409,800	100%	105%	$414,923	101.25%
Ms. Romano	50%	$220,500	100%	105%	$223,256	101.25%

(1)    Mr. Krishnan’s annual cash bonus payment was based 100% on our corporate performance.

Long-Term Equity Incentive Compensation
As a biotechnology company that encounters significant competition for qualified personnel, long-term incentive compensation plays a critical role in our ability to attract, hire, motivate, and reward qualified and experienced executives. The use of long-term incentive compensation in the form of equity awards is necessary for us to compete for qualified executives without significantly increasing cash compensation and is the most important element of our executive compensation program. We use equity awards to incentivize and reward our Named Executive Officers for long-term corporate performance based on the value of our Common Stock and, thereby, to align their interests with the interests of our stockholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our Named Executive Officers to create value for our stockholders. Equity awards that vest over time also help us retain our Named Executive Officers in a highly competitive market.
In 2025, we used options to purchase shares of our Common Stock and RSUs that are settled in shares of our Common Stock to motivate and reward our Named Executive Officers for long-term increases in the value of our Common Stock. The Compensation Committee believes that because stock options provide an economic benefit only in the event that our stock price increases over the exercise price of the option, these awards align the interests of our Named Executive Officers with those of our stockholders. Options also provide an incentive for our Named Executive Officers to continue providing services to us through the vesting period. RSUs provide our Named Executive Officers with an economic benefit that increases in the event that our stock price increases over time. Accordingly, the Compensation Committee believes that RSU awards provide meaningful incentives to our Named Executive Officers to increase the value of our stock over time, while also providing downside protection that the RSUs will retain some value. RSUs also provide an incentive for our Named Executive Officers to continue providing services to us through the vesting period. In prior years, the Compensation Committee used PSU awards that vest only after the achievement of specified performance objectives approved by the Compensation Committee. The Compensation Committee believes PSU awards provide meaningful incentives for our Named Executive Officers to achieve performance objectives tied to important corporate goals, which in turn may increase stockholder value over time. In addition, the vesting feature of PSUs contributes to retention of our Named Executive Officers. The Compensation Committee determined that the equity mix for our Named Executive Officers’ 2025 equity awards (through options and RSUs) was appropriate to ensure that the compensation of our Named Executive Officers remains tied to stock performance and that it also promotes retention.
In 2025, the Compensation Committee did not apply a rigid formula in determining the size of the equity awards to be granted to our Named Executive Officers. Instead, in making these decisions, the Compensation Committee exercised its judgment as to the amount of the awards after considering a competitive market analysis prepared by Compensia, the outstanding equity holdings of each Named Executive Officer (including the current economic value of his or her unvested equity holdings and the ability of these unvested holdings to satisfy our retention objectives), the proportion of our total shares of our Common Stock outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the annual burn rate ranges of the companies in our peer group, the potential voting power dilution to our stockholders in relation to the median practice of the companies in our peer group, and the other factors described in “Compensation-Setting Process — Setting Target Total Direct Compensation” above. Based upon these factors, the Compensation Committee determined the size of each award at levels it considered appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

In February 2025, as part of its annual review of our executive compensation program, and after taking into consideration a competitive market analysis prepared by Compensia and the recommendations of our CEO (except with respect to his own equity award), as well as the factors described in the preceding paragraph, the Compensation Committee granted our Named Executive Officers RSUs and stock options, as follows.

Named Executive Officer	Restricted Stock Units	Stock Options (number of shares)	Aggregate Grant Date Fair Value of Equity Awards (1)
Mr. Krishnan	22,900	39,300	$8,779,918
Ms. Krishnan	16,000	25,000	$5,841,978
Ms. Romano	2,200	10,000	$1,583,941

(1)    Amounts represent the grant date fair value of RSUs and fair market value of stock options as determined by the Black-Scholes model calculated in accordance with FASB ASC 718.
The RSUs granted to our Named Executive Officers in 2025 vest over a four-year period, with 25% vesting each year on the anniversary of the grant date, with the first annual vesting date occurring on February 28, 2026. The vesting of the RSUs is contingent on the named executive officer’s continued employment with or service to us through each applicable vesting date and are settled in shares of our Common Stock on each vesting date.
The options granted to our Named Executive Officers in 2025 to purchase shares of our Common Stock vest (and become exercisable) over a four-year period, with 25% vesting each year on the anniversary of the grant date, with the first annual vesting date occurring on February 28, 2026. The vesting of the options is contingent on the Named Executive Officer’s continued employment with or service to us through each applicable vesting date.
The PSUs granted to our Named Executive Officers in 2024 could be earned in full or in part upon the achievement during the year ending December 31, 2024, of some or all of the performance criteria that were weighted and approved the Compensation Committee. The performance criteria included three specific commercial/financial, operational, and clinical targets. We do not disclose the specific 2024 PSU performance criteria due to commercial sensitivity and competitive concerns. The Compensation Committee purposely set the performance criteria at challenging levels. To the extent that some or all of the performance criteria were not achieved during the year ending December 31, 2024, the corresponding amount of PSUs would have been forfeited. The 2024 PSU performance criteria were achieved and, accordingly, one-half of the PSUs granted in 2024 vested on February 28, 2025, the first anniversary of the grant date, and the other one-half of the PSUs granted in 2024 vested on February 28, 2026, the second anniversary of the grant date.
The equity awards granted to our Named Executive Officers during 2025 are set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table” below.
Executive Officer Employment Agreements and Executive Change in Control Severance Plan
Employment Agreements and Post Employment Compensation
We previously entered into written employment agreements with each of our Named Executive Officers. Each of these agreements was approved by our Board and/or the Compensation Committee. We believe that these arrangements were necessary to secure the continued service of these individuals in a highly competitive job market.
Each of these employment agreements does not have a specific term and provides for “at will” employment (meaning that either we or the Named Executive Officer may terminate the employment relationship at any time).
Pursuant to her employment agreement, in the event that we terminate Ms. Romano’s employment for any reason other than for cause, we will pay her an amount equal to four weeks of her then-current base salary, which payment may, at our request, be conditioned upon her execution of a usual and customary general release of claims in our favor. Other than the potential amounts paid to Ms. Romano based upon the foregoing and potential amounts paid to the Named Executive Officers under the Krystal Biotech, Inc. Executive Change in Control Severance Plan, as discussed below, the Named Executive Officers are not entitled to any payments upon termination of their employment.

For detailed descriptions of the employment agreements with our Named Executive Officers, see “Employment Agreements” below.
Executive Change in Control Severance Plan
On August 2, 2024, upon recommendation of the Compensation Committee, our Board adopted the Krystal Biotech, Inc. Executive Change in Control Severance Plan (the “Change in Control Plan”), covering eligible executives, including each of the Company’s Named Executive Officers (each a “Participant”). The full text of the Change in Control Plan was included as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 5, 2024.
Pursuant to the Change in Control Plan, upon a termination of a Participant’s employment (i) by the Company without “cause” or (ii) due to a Participant’s resignation for “good reason” (each as defined in the Change in Control Plan) that occurs within the 24-month period following the consummation of a “Change in Control” (as defined in the Change in Control Plan), Participants are entitled to receive:
•accrued amounts, including unpaid salary and reimbursement for all incurred but unreimbursed expenses through the date of the Participant’s termination of employment; and
•subject to the Participant’s execution of a release of claims, agreement to comply with non-competition and non-disparagement restrictive covenant obligations for the applicable “restricted period” (24 months for Mr. Krishnan and Ms. Krishnan and 18 months for Ms. Romano), and execution of a Proprietary Information and Invention Assignment Agreement containing confidentiality and personal information use and non-disclosure obligations, restrictions on use of and disclosure of Company or third party proprietary information, non-solicitation covenants with respect to Company personnel and customers, and assignment of inventions and intellectual property rights:
•a lump sum cash payment equal to the sum of the Participant’s base salary and target annual cash bonus (or, if greater, the average of the annual cash bonus earned by the Participant for the three fiscal years preceding the year in which termination occurs) multiplied by the multiple applicable to the Participant (2.0 for each of Mr. Krishnan and Ms. Krishnan and 1.5 for Ms. Romano);
•a cash payment equal to the Participant’s target annual bonus for the calendar year in which termination occurs, prorated to reflect the number of days the Participant was employed in the calendar year;
•payment of any unpaid annual cash bonus earned for the year prior to the year in which termination occurs;
•Company-paid (or reimbursed) healthcare coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA) or other applicable law for up to 24 months (for Mr. Krishnan or Ms. Krishnan) or up to 18 months (for Ms. Romano) following the date of termination of employment; and
•Immediate vesting and exercisability of all outstanding equity awards that were assumed or replaced under a successor entity’s equity compensation plan on the same terms and conditions as the original awards under the Krystal Biotech, Inc. 2017 IPO Stock Incentive Plan (the “Stock Incentive Plan”) (if all original awards under the Stock Incentive Plan are not assumed or replaced under a successor equity compensation plan on a Change in Control, the awards will become immediately vested and exercisable);
•Equity awards that vest based on performance are settled at the greater of (i) the target level of performance as set forth in the award agreement, and (ii) the actual performance achieved, measured and calculated as of the date of the Change in Control, pursuant to a shortened performance period ending on the occurrence of the Change in Control.
The Change in Control Plan contains a modified cutback provision whereby payments payable to a Participant may be reduced if doing so would put the Participant in a more advantageous after-tax position than if payments were not reduced and the Participant became subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).

Health and Welfare Benefits
Our Named Executive Officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees. These benefits include medical, dental, and vision insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, and commuter benefits.
We also maintain a Section 401(k) retirement plan (the “Section 401(k) Plan”) that provides eligible employees, including our Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the Section 401(k) Plan as of the first day of the month following the date they meet the plan’s eligibility requirements. Participants in the Section 401(k) Plan are able to defer up to 100% of their eligible compensation subject to applicable annual limits under the Code. In 2025, we matched up to 100% of a participant’s first 3% and up to 50% of the next 2% of their eligible compensation upon contributions to the Section 401(k) Plan. All participants’ interests in their contributions and the Company’s matching contributions to the Section 401(k) Plan are 100% vested when contributed.
We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our Named Executive Officers except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes. During 2025, our Named Executive Officers did not receive perquisites or other personal benefits that were, in the aggregate, greater than $10,000 per individual, except for reimbursement of up to $10,000 per month for our CEO’s and Ms. Krishnan’s living expenses in connection with working at our corporate headquarters in Pittsburgh, Pennsylvania.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits provided to our Named Executive Officers will be approved and subject to periodic review by the Compensation Committee.
Other Compensation Policies
Prohibition of Hedging and Pledging of Securities
Under our Insider Trading Policy, our employees, including officers, and the members of our Board of Directors are prohibited from engaging in any of the following activities involving our Common Stock, except with the prior written consent of our Corporate Compliance Officer or our Board of Directors:
•    short sales (for purposes of our Insider Trading Policy, “short sales” means any transaction in which a person may benefit from a decline in the market price of our Common Stock);
•    engaging in derivative transactions relating to our securities (for example, exchange traded put or call options and forward transactions);
•engaging in hedging or monetization transactions with respect to our securities; and
•    making or maintaining purchases of the Company’s securities on margin, including pledging Company securities to secure a loan or other obligation.

Clawback Policy
Upon the recommendation of the Compensation Committee, on August 4, 2023, the Board adopted an Executive Incentive Compensation Recoupment Policy (the “Clawback Policy”), in accordance with the Nasdaq listing standards and Rule 10D-1 under the Exchange Act, which Clawback Policy applies to our current and former executive officers. Under the Clawback Policy, we are required to recoup the amount of any erroneously awarded incentive-based compensation (as defined in the Clawback Policy) on a pre-tax basis within a specified look back period in the event of any accounting Restatement (as defined in the Clawback Policy), subject to limited impracticability exceptions. Covered accounting Restatements include both a restatement of our financial statements to correct an error that is material to previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the information in an accounting Restatement. The Clawback Policy is overseen and administered by the Compensation Committee. The full text of the Clawback Policy is included as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 26, 2024.
Tax and Accounting Considerations
The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
Under Section 162(m) of the Code, compensation paid to our covered executive officers (including our Named Executive Officers), and except for certain grandfathered arrangements and certain compensation paid pursuant to a compensation plan in existence before the effective date of our initial public offering, will not be deductible to the extent it exceeds $1 million. In 2025, the Compensation Committee considered the potential future effects of Section 162(m) when determining Named Executive Officer compensation and the Compensation Committee is expected to consider the potential future effects of Section 162(m) when determining future Named Executive Officer compensation.
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC Topic 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for fiscal year 2025 and included in this Proxy Statement.
The Compensation Committee
Daniel S. Janney (Chair)
Julian S. Gangolli
Dino A. Rossi
The information contained in this report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2025, the Compensation Committee consisted of Messrs, Janney, Gangolli, and Rossi. No member of our Compensation Committee then in service had ever been an officer or employee of the Company or had any other relationship requiring disclosure herein. None of our executive officers then in office served as a member of the board of directors or compensation committee of any other entity that had one or more of its officers serving on our Board or Compensation Committee.

Summary Compensation Table
The following table sets forth a summary of all compensation earned, awarded or paid, as applicable, to our Named Executive Officers in the fiscal years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Krish S. Krishnan	2025	846,167	682,400	4,104,825	4,675,093	134,000	(3)	10,442,485
Chair and Chief Executive Officer	2024	801,667	714,560	13,953,625	—	133,800		15,603,652
	2023	733,333	487,500	2,047,750	2,852,511	102,800		6,223,894
Kathryn A. Romano	2025	437,500	223,256	394,350	1,189,591	14,000	(4)	2,258,697
Chief Accounting Officer	2024	416,667	231,000	2,392,050	—	13,800		3,053,517
	2023	391,667	210,000	819,100	1,141,004	13,200		2,574,971
Suma M. Krishnan	2025	677,500	414,923	2,868,000	2,973,978	14,000	(4)	6,948,401
President, R&D	2024	639,167	414,700	7,176,150	—	13,800		8,243,817
	2023	575,000	307,125	1,228,650	1,711,506	13,200		3,835,481

(1)Amounts reflect the grant date fair value of awards of time-based RSUs and PSUs made to the Named Executive Officer in the year indicated, computed in accordance with FASB ASC Topic 718. For purposes of this calculation, we have disregarded forfeiture assumptions related to service-based vesting conditions. For a discussion of the assumptions used in calculating these values, see Note 10 to our Consolidated Financial Statements for the year ended December 31, 2025.
(2)Represents the grant-date fair value of the option award. The options vest in four equal annual installments. For information regarding assumptions underlying the valuation of equity awards, see Note 10 to our Consolidated Financial Statements for the year ended December 31, 2025. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the Named Executive Officers upon the exercise of the stock options or any sale of the underlying shares of our Common Stock.
(3)$120,000 represents reimbursement for living expenses and $14,000 represents the employer matching contribution to the executive’s Section 401(k) Plan contributions for the year ended December 31, 2025.
(4)Represents the employer matching contribution to the executive’s Section 401(k) Plan contributions.

Grants of Plan-Based Awards
The following table shows information regarding grants of plan-based awards during the fiscal year ended December 31, 2025 to the Company’s Named Executive Officers.

	Grant Date	Compensation Committee Action Date	Stock Awards: Number of Shares of Stock or Units (#)(1)	Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards (3)	Grant Date Fair Value of Stock and Option Awards (4)

Krish S. Krishnan	2/28/2025	2/11/2025	22,900	—	$—	$4,104,825
	2/28/2025	2/11/2025	—	39,300	$179.25	$4,675,093
Kathryn A. Romano	2/28/2025	2/11/2025	2,200		$—	$394,350
	2/28/2025	2/11/2025	—	10,000	$179.25	$1,189,591
Suma M. Krishnan	2/28/2025	2/11/2025	16,000	—	$—	$2,868,000
	2/28/2025	2/11/2025	—	25,000	$179.25	$2,973,978

(1)RSUs vesting in four equal installments over four years beginning February 28, 2026.
(2)Options subject to time-based vesting criteria described in the footnotes to the Outstanding Equity Awards at Fiscal Year End December 31, 2025 table below.
(3)The exercise price of these stock options is equal to the closing price of our common stock on the grant date as reported on the Nasdaq Global Select Market.
(4)Amounts represent the grant date fair value of RSUs and stock options calculated in accordance with FASB ASC 718. The grant date fair value of our stock options is calculated using a Black-Scholes valuation model.

Outstanding Equity Awards at Fiscal Year-End December 31, 2025
The following table presents information about our Named Executive Officers’ outstanding equity awards as of December 31, 2025.

	Option Awards(1)					Stock Awards(1)
Name	Number of securities underlying unexercised options (#) (exercisable)	Number of securities underlying unexercised options (#) (unexercisable)		Option exercise price	Option expiration date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested
Krish S. Krishnan	61,200	—	(2)	$78.89	2/25/2031
	37,500	12,500	(3)	$63.55	2/27/2032
	25,000	25,000	(4)	$81.91	2/27/2033
	—	39,300	(5)	$179.25	2/27/2035
						26,250	(6)	$6,471,675
						26,250	(7)	$6,471,675
						22,900	(8)	$5,645,766
Kathryn A. Romano	29,400	—	(9)	$78.89	2/25/2031
	12,500	12,500	(10)	$63.55	2/27/2032
	10,000	10,000	(11)	$81.91	2/27/2033
	—	10,000	(12)	$179.25	2/27/2035
						7,500	(13)	$1,849,050
						2,200	(14)	$542,388
Suma M. Krishnan	42,600	—	(15)	$78.89	2/25/2031
	37,500	12,500	(3)	$63.55	2/27/2032
	15,000	15,000	(16)	$81.91	2/27/2033
	—	25,000	(17)	$179.25	2/27/2035
						22,500	(18)	$5,547,150
						16,000	(19)	$3,944,640

(1)All stock options, RSUs, and PSUs were granted under our 2017 IPO Stock Incentive Plan. The market value of the RSUs and PSUs are based on the closing price of $246.54 per share for our Common Stock on December 31, 2025, as reported on the Nasdaq Global Select Market.
(2)On February 26, 2021, 61,200 options to purchase shares of our Common Stock were granted that vested in four equal annual installments beginning on February 26, 2022, subject to continued service with us through each applicable vesting date.
(3)On February 28, 2022, 50,000 options to purchase shares of our Common Stock were granted that vest in four equal annual installments beginning on February 28, 2023, subject to continued service with us through each applicable vesting date.
(4)On February 28, 2023, 50,000 options to purchase shares of our Common Stock were granted that vest in four equal annual installments beginning on February 28, 2024, subject to continued service with us through each applicable vesting date.
(5)On February 28, 2025, 39,300 options to purchase shares of our Common Stock were granted that vest in four equal annual installments beginning on February 28, 2026, subject to continued service with us through each applicable vesting date.
(6)On February 29, 2024, 52,500 PSUs that settle in shares of our Common Stock were granted and vest in two equal annual installments beginning on February 28, 2025, subject to the achievement of performance criteria for the year ended December 31, 2024, as described above in Compensation Elements — Long-Term Equity Incentive Compensation and continued service with us through each applicable vesting date.

(7)On February 29, 2024, 35,000 RSUs that settle in shares of our Common Stock were granted and vest in four equal annual installments beginning on February 28, 2025, subject to continued service with us through each applicable vesting date.
(8)On February 28, 2025, 22,900 RSUs that settle in shares of our Common Stock were granted and vest in four equal annual installments beginning on February 28, 2026, subject to continued service with us through each applicable vesting date.
(9)On February 26, 2021, 29,400 options to purchase shares of our Common Stock were granted that vested in four equal annual installments beginning on February 26, 2022, subject to continued service with us through each applicable vesting date.
(10)On February 28, 2022, 50,000 options to purchase shares of our Common Stock were granted that vest in four equal annual installments beginning on February 28, 2023, subject to continued service with us through each applicable vesting date. Ms. Romano exercised 12,500 options during each of 2023 and 2024.
(11)On February 28, 2023, 20,000 options to purchase shares of our Common Stock were granted that vest in four equal annual installments beginning on February 28, 2024, subject to continued service with us through each applicable vesting date.
(12)On February 28, 2025, 10,000 options to purchase shares of our Common Stock were granted that vest in four equal annual installments beginning on February 28, 2026, subject to continued service with us through each applicable vesting date.
(13)On February 29, 2024, 15,000 PSUs that settle in shares of our Common Stock were granted and vest in two equal annual installments beginning on February 28, 2025, subject to the achievement of performance criteria for the year ended December 31, 2024, as described above in Compensation Elements — Long-Term Equity Incentive Compensation and continued service with us through each applicable vesting date.
(14)On February 28, 2025, 2,200 RSUs that settle in shares of our Common Stock were granted and vest in four equal annual installments beginning on February 28, 2026, subject to continued service with us through each applicable vesting date.
(15)On February 26, 2021, 42,600 options to purchase shares of our Common Stock were granted that vested in four equal annual installments beginning on February 26, 2022, subject to continued service with us through each applicable vesting date.
(16)On February 28, 2023, 30,000 options to purchase shares of our Common Stock were granted that vest in four equal annual installments beginning on February 28, 2024, subject to continued service with us through each applicable vesting date.
(17)On February 28, 2025, 25,000 options to purchase shares of our Common Stock were granted that vest in four equal annual installments beginning on February 28, 2026, subject to continued service with us through each applicable vesting date.
(18)On February 29, 2024, 45,000 PSUs that settle in shares of our Common Stock were granted and vest in two equal annual installments beginning on February 28, 2025, subject to the achievement of performance criteria for the year ended December 31, 2024, as described above in Compensation Elements — Long-Term Equity Incentive Compensation and continued service with us through each applicable vesting date.
(19)On February 28, 2025, 16,000 RSUs that settle in shares of our Common Stock were granted and vest in four equal annual installments beginning on February 28, 2026, subject to continued service with us through each applicable vesting date.

Option Exercises and Stock Vested
Our Named Executive Officers acquired the following shares of our Common Stock during the year ended December 31, 2025, upon the vesting of restricted stock awards, RSUs, and PSUs. There were no options exercised by our Named Executive Officers during the year ended December 31, 2025.

	Stock awards
Name	Number of shares acquired on vesting		Value realized on vesting(1)(2)
Krish S. Krishnan	57,700	(3)	$10,313,553
Kathryn A. Romano	17,400	(4)	$3,104,936
Suma M. Krishnan	37,100	(5)	$6,629,869

(1)The value realized on vesting of restricted stock awards on February 26, 2025 is based on the closing price of $176.39 per share for our Common Stock on February 26, 2025, as reported on the Nasdaq Global Select Market.
(2)The value realized on vesting of PSUs and RSUs on February 28, 2025 is based on the closing price of $179.25 per share for our Common Stock on February 28, 2025, as reported on the Nasdaq Global Select Market.
(3)Represents 10,200 restricted stock awards that vested and settled in shares of our Common Stock on February 26, 2025 (40,800 restricted stock awards that settled in shares of our Common Stock were granted on February 26, 2021, which vested in four equal annual installments with the last tranche of 10,200 vesting on February 26, 2025), 38,750 PSUs, and 8,750 RSUs that vested and settled in shares of our Common Stock on February 28, 2025.
(4)Represents 4,900 restricted stock awards that vested and settled in shares of our Common Stock on February 26, 2025 (19,600 restricted stock awards that settled in shares of our Common Stock were granted on February 26, 2021, which vested in four equal annual installments with the last tranche of 4,900 vesting on February 26, 2025), and 12,500 PSUs that vested and settled in shares of our Common Stock on February 28, 2025.
(5)Represents 7,100 restricted stock awards that vested and settled in shares of our Common Stock on February 26, 2025 (28,400 restricted stock awards that settled in shares of our Common Stock were granted on February 26, 2021, which vested in four equal annual installments with the last tranche of 7,100 vesting on February 26, 2025), and 30,000 PSUs that vested and settled in shares of our Common Stock on February 28, 2025.

CEO Pay Ratio
Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of each of our employees reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are benchmarked and are generally set to be market-competitive. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop and contribute.
Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.
We identified the median employee using our employee population on December 31, 2025 (including all employees (except our CEO), whether employed on a full-time, part-time, or temporary basis). We identified the median employee using the employee’s annual total compensation in accordance with the requirements of the Summary Compensation Table as of December 31, 2025 for all active employees as of that date. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. In identifying the median employee, we did not exclude workers in non-U.S. countries and did not make any cost-of-living adjustments.
Our median employee compensation for 2025 as calculated using Summary Compensation Table requirements was $168,440. Our Chief Executive Officer’s 2025 compensation as reported in the Summary Compensation Table was $10,442,485.00. Therefore, our CEO Pay Ratio is approximately 62.0 to 1.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.
Employment Agreements
Krish S. Krishnan
We entered into an “at-will” employment agreement with Krish S. Krishnan dated as of July 1, 2017. Prior to entering into this agreement, between April 15, 2016, on which date we commenced operations, and June 30, 2017, Mr. Krishnan served as our President and Chief Executive Officer without compensation. Under the terms of the employment agreement, Mr. Krishnan currently serves as President and Chief Executive Officer. His base salary for 2025 was $853,000 and his target bonus was set at 80% of his base salary. Mr. Krishnan’s employment agreement provides that he is entitled to receive benefits made available by the Company to similarly situated employees. Mr. Krishnan’s employment agreement also provides that he will be bound by the terms of the Company’s Proprietary Information and Invention Assignment Agreement and that he shall not disclose to the Company, or use, any third-party proprietary information or trade secrets.
Suma M. Krishnan
We entered into an “at-will” employment agreement with Suma M. Krishnan dated as of May 1, 2017. Prior to entering into this agreement, and between the dates of April 15, 2016, the date we commenced operations, and May 1, 2017, Ms. Krishnan served as the Company’s Chief Operating Officer without compensation. Under the terms of the employment agreement, Ms. Krishnan currently serves as the President, R&D. Her base salary for 2025 was $683,000 and her target bonus was set at 60% of her base salary. Ms. Krishnan’s employment agreement provides that she is entitled to receive benefits made available by the Company to similarly situated employees. Ms. Krishnan’s employment agreement also provides that she will be bound by the terms of the Company’s Proprietary Information and Invention Assignment Agreement and that she shall not disclose to the Company, or use, any third-party proprietary information or trade secrets.
Kathryn A. Romano
We entered into an “at-will” employment agreement with Kathryn A. Romano for her to render services to the Company commencing as of January 20, 2020. Under the terms of her employment agreement, Ms. Romano serves as our Chief Accounting Officer. Her base salary for 2025 was $441,000 and her target bonus was set at 50% of her base salary. Ms. Romano’s employment agreement provides that she is entitled to receive benefits made available by the Company to similarly situated employees. Ms. Romano’s employment agreement provides that in the event of termination by the Company for any reason other than for “cause”, the Company shall pay Ms. Romano an amount equal to four weeks of her then-current base salary, which payment may, at the request of the Company, be conditioned upon Ms. Romano’s execution of a usual and customary general release in favor of the Company. Ms. Romano’s employment agreement provides that she will be bound by the terms of the Company’s Proprietary Information and Invention Assignment Agreement and that she shall not disclose to the Company, or use, any third-party proprietary information or trade secrets. Ms. Romano’s agreement also provides that she is bound by a non-competition covenant.

Executive Change in Control Severance Plan
The Change in Control Plan provides for separation benefits for our Named Executive Officers and other covered employees in the event of a termination of a Participant’s employment (i) by the Company without “cause” or (ii) due to a Participant’s resignation for “good reason” (each as defined in the Change in Control Plan) that occurs within the 24-month period following the consummation of a “Change in Control”. These provisions are summarized above. See “Compensation of Named Executive Officers—Compensation Discussion and Analysis—Executive Change in Control Severance Plan.” We believe that the existence of these potential benefits will discourage turnover and mitigate the influence of a potential change in control on a Named Executive Officer’s decision-making due to concerns regarding job security.
Potential Payments upon a Qualifying Termination within Twenty-Four (24) Months Following a Change in Control
The amount of compensation and benefits payable to each Named Executive Officer under the Change in Control Plan has been estimated in the table below, assuming the Named Executive Officers’ employment had been terminated without “cause” or the Named Executive Officers resigned with “good reason” (each a “Qualifying Termination”) on December 31, 2025, and further assuming that such Qualifying Termination occurred within twenty-four (24) months following a Change in Control.

Name	Cash Severance (1)	Pro Rata Bonus (2)	Healthcare Benefits (3)	Accelerated Equity Awards (4)	Total
Krish S. Krishnan	$3,070,800	$682,400	$32,323	$27,636,738	$31,422,261
Suma M. Krishnan	$2,185,600	$409,800	$26,446	$15,930,865	$18,552,711
Kathryn A. Romano	$992,250	$220,500	$43,935	$6,998,013	$8,254,698
(1)    The cash severance figure for Mr. Krishnan and Ms. Krishnan includes the sum of the applicable 2025 base salary and the target annual cash bonus multiplied by two (the multiple applicable for Mr. Krishnan and Ms. Krishnan under the Change in Control Plan). The cash severance figures for Ms. Romano includes the sum of her 2025 base salary and her target annual cash bonus multiplied by 1.5 (the multiple applicable for Ms. Romano under the Change in Control Plan).
(2)    The value used in the table assumes the full target bonus for the year.
(3)    Reflects the current cost to the Company of Company-paid (or reimbursed) healthcare coverage under COBRA or other applicable law for twenty-four (24) months following the date of termination of the employment of Mr. Krishnan or Ms. Krishnan, and eighteen (18) months for Ms. Romano.
(4)     The value represents the acceleration of vesting of all applicable equity awards outstanding as of December 31, 2025. The value realized upon the accelerated vesting of (i) stock options is calculated by multiplying the number of stock options subject to accelerated vesting by the difference between $246.54, the closing price of our Common Stock on December 31, 2025, as reported on the Nasdaq Global Select Market, and the applicable exercise price of the options, (ii) PSUs is calculated by multiplying the number of PSUs subject to accelerated vesting by $246.54, the closing price of our Common Stock on December 31, 2025, as reported on the Nasdaq Global Select Market, and (iii) RSUs is calculated by multiplying the number of RSUs subject to accelerated vesting by $246.54, the closing price of our Common Stock on December 31, 2025, as reported on the Nasdaq Global Select Market.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
The Compensation Committee does not seek to time equity award grants to take advantage of material information, either positive or negative, that has not been publicly disclosed for the purpose of affecting the value of executive compensation. Similarly, the Company does not time the release of material non-public information based on equity award grant dates. The Compensation Committee approves annual equity awards for the CEO and other Named Executive Officers at its pre-scheduled meeting generally held in mid-February each year with the effective grant date of such awards being the last trading day of February (and the exercise price of options, if granted, being the closing market price of our Common Stock on such date). The Compensation Committee has delegated authority to the CEO to make annual equity awards to all other employees, and the CEO makes such annual awards with an effective grant date being the last trading day of February (and the exercise price of options, if granted, being the closing market price of our Common Stock on such date). This practice results in the equity awards being granted approximately two weeks after the Company publicly releases its financial results for its previous fiscal year, which permits material information regarding the Company’s performance for the prior fiscal year to be evaluated by investors and the public well before the equity-based grants are made. The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features.
During the fiscal year ended December 31, 2025, no Named Executive Officer received a grant of stock options during the period beginning four business days before, and ending one business day after, the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that discloses material nonpublic information.
In addition to the annual grants to the Named Executive Officers, equity awards may be granted at other times during the year to new hires, employees receiving promotions, and in other special circumstances. Off-cycle equity awards for a new Named Executive Officer require Compensation Committee approval. The Compensation Committee has delegated authority to the CEO to make off-cycle equity awards for all other employees. Any off-cycle awards approved by the CEO or the Compensation Committee are granted on the last day of the month of hire or promotion with the exercise price of options, if granted, being the closing market price of our Common Stock on such date, or if the grant is made on a weekend or holiday, on the prior trading day.

Pay Versus Performance
We are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation of Named Executive Officers – Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (Losses) (in thousands)(7)	Company Selected Measure Product Revenue, Net(8)
					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$10,442,485	$22,802,687	$4,603,549	$10,038,186	$410.90	$119.92	$204,831	$389,130
2024	$15,603,652	$19,828,992	$5,648,667	$8,452,068	$282.95	$113.59	$89,159	$290,515
2023	$6,223,894	$11,691,488	$2,891,594	$1,369,806	$224.07	$115.17	$10,932	$50,699
2022	$3,256,467	$4,302,713	$2,849,410	$3,909,078	$143.08	$111.02	$(139,975)	$—
2021	$7,350,978	$6,803,554	$5,875,094	$6,229,932	$126.28	$124.74	$(69,570)	$—

(1)The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Krishnan (our CEO) for each corresponding year in the “Total” column of the Summary Compensation Table. For 2023, 2024, and 2025, refer to “Compensation of Named Executive Officers – Summary Compensation Table” in this Proxy Statement and for 2022 and 2021, refer to the Summary Compensation Table in our definitive proxy statement filed on Form DEF 14A with the SEC on April 4, 2024.
(2)The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Krishnan, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Krishnan during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Krishnan’s total compensation for each year to determine the “compensation actually paid’:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2025	$10,442,485	$(8,779,918)	$21,140,120	$22,802,687
2024	$15,603,652	$(13,953,625)	$18,178,965	$19,828,992
2023	$6,223,894	$(4,900,261)	$10,367,855	$11,691,488
2022	$3,256,467	$(2,189,636)	$3,235,882	$4,302,713
2021	$7,350,978	$(6,342,047)	$5,794,623	$6,803,554
(a) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b) The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$11,997,530	$7,247,450	$—	$1,895,140	$—	$—	$21,140,120
2024	$13,707,750	$2,337,064	$—	$2,134,151	$—	$—	$18,178,965
2023	$7,517,625	$2,993,526	$—	$(143,296)	$—	$—	$10,367,855
2022	$2,762,886	$614,495	$—	$(141,499)	$—	$—	$3,235,882
2021	$5,794,623	$—	$—	$—	$—	$—	$5,794,623
(3)The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s Named Executive Officers (“NEOs”) as a group (excluding Mr. Krishnan, who has served as our CEO since the Company’s inception) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Krishnan) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025 and 2024, Suma M. Krishnan and Kathryn A. Romano; and (ii) for 2023, 2022, and 2021, Suma M. Krishnan, Kathryn A. Romano, and Andrew C. Orth.
(4)    The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Krishnan), as computed in accordance with Item 402(v) of Regulation
S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Krishnan) during the applicable year. Average Compensation Actually Paid to Non-PEO NEOs for 2023 is less than the reported Average Summary Compensation for Non-PEO NEOs due to Mr. Orth’s resignation in August 2023. His resignation resulted in forfeiture and cancellation of all of his unvested equity awards which resulted in a negative equity award value and decrease in Average Compensation Actually Paid. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Krishnan) for each year to determine the “compensation actually paid”, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments	Average Compensation Actually Paid to Non-PEO NEOs
2025	$4,603,549	$(3,712,959)	$9,147,596	$10,038,186
2024	$5,648,667	$(4,784,100)	$7,587,501	$8,452,068
2023	$2,891,594	$(2,286,788)	$765,000	$1,369,806
2022	$2,849,410	$(2,189,636)	$3,249,304	$3,909,078
2021	$5,875,094	$(5,346,844)	$5,701,682	$6,229,932

The amounts deducted or added in calculating the total average equity award adjustments for Non-PEO NEOs are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$5,071,908	$3,067,700	$—	$1,007,988	$—	$—	$9,147,596
2024	$4,699,800	$1,507,108	$—	$1,380,593	$—	$—	$7,587,501
2023	$2,505,875	$1,660,270	$—	$(822,345)	$(2,578,800)	$—	$765,000
2022	$2,762,886	$670,436	$—	$(184,019)	$—	$—	$3,249,304
2021	$5,555,821	$119,739	$—	$26,121	$—	$—	$5,701,682
(5)    Cumulative Total Shareholder Return (“TSR”) is calculated using a $100 initial investment on January 1, 2021 and dividing the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)    Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Nasdaq Biotechnology Index.
(7)    In 2022 and 2021, the Company reported net losses for the applicable years as it was a clinical stage biotechnology company without any commercialized products.
(8)    In 2022 and 2021, the Company reported no Product Revenue, Net as it was a clinical stage biotechnology company without any commercialized products.
Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail above in the section “Compensation of Named Executive Officers – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several financial and non-financial performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR
The following graph demonstrates the amount of compensation actually paid (“CAP”) to Mr. Krishnan and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Krishnan) and the Company’s cumulative TSR over the five years presented in the Pay Versus Performance Table. Cumulative TSR is calculated using a $100 initial investment on January 1, 2021.

Compensation Actually Paid and Net Income (Loss)
The following table presents the relationship between the CAP to Mr. Krishnan and the other NEOs as a group (excluding Mr. Krishnan) and our Net Income (Loss) over the five years presented in the Pay Versus Performance Table.

Compensation Actually Paid and Product Revenue, Net
The following table presents the relationship between the CAP to Mr. Krishnan and the other NEOs as a group (excluding Mr. Krishnan) and our Product Revenue, Net over the five years presented in the Pay Versus Performance Table.

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
As demonstrated by the following graph, the Company’s cumulative TSR over the five-year period presented in the Pay Versus Performance Table was 310.9%, while the cumulative TSR of the peer group presented for this purpose, the Nasdaq Biotechnology Index, was 19.9%. TSR is calculated using a $100 initial investment on January 1, 2021. For more information regarding the Company’s performance and the companies that the Compensation Committee considers when determining executive compensation, refer to “Compensation of Named Executive Officers – Compensation Discussion and Analysis.”

The following tabular list identifies four financial and non-financial performance measures that, in our assessment, represent the most important performance measures we used to link the CAP for our NEOs for 2025 (our most recently completed fiscal year), to Company performance. Of these measures, we have identified Product Revenue, Net as the only financial performance measures used to link CAP for our NEOs for 2025 to Company performance.

•Product Revenue, Net

•Advancement of Pipeline Candidates

•Regulatory Approvals

•Operational Effectiveness Objectives

Equity Compensation Plan Information
The following table provides information as of December 31, 2025 with respect to shares of our Common Stock that may be issued under the Company’s equity compensation plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by security holders(1)	2,030,417	(2)	$99.45	1,969,342
Equity compensation plans not approved by security holders	—		N/A	—

Total	2,030,417		$99.45	1,969,342

(1)    Consists of the 2017 IPO Stock Incentive Plan (the “Plan”). The Plan provides that an additional number of shares of Common Stock will automatically be added to the shares authorized for issuance under the Plan on January 1 of each year. The number of shares added each year will be equal to 4% of the outstanding shares on the immediately preceding December 31.
(2)    Consists of shares of Common Stock underlying outstanding options.
For additional information regarding the Plan, please refer to Note 10 to our Consolidated Financial Statements included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2025.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is currently composed of Messrs. Rossi, Janney and Gangolli, and Dr. Sutherland, with Mr. Rossi serving as its chairperson. The members of the Audit Committee are appointed by and serve at the discretion of the Board.
One of the principal purposes of the Audit Committee is to assist the Board in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 with our management.
The Audit Committee also is responsible for assisting the Board in the oversight of the qualification, independence and performance of the Company’s independent registered public accountants. The Audit Committee reviewed with the independent registered public accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed pursuant to the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has received both the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by KPMG are compatible with maintaining the independence of KPMG from management and the Company.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements for 2025 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Respectfully submitted,
The Audit Committee of the Board of Directors
Dino A. Rossi (Chairman)
Julian S. Gangolli
Daniel S. Janney
E. Rand Sutherland
The Audit Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

PRINCIPAL STOCKHOLDERS
The following table sets forth certain information as of March 23, 2026, regarding the beneficial ownership of shares of our Common Stock by (a) each of our directors, (b) each of our Named Executive Officers for 2025, (c) all of our directors and executive officers as a group, and (d) each person known to us to be the beneficial owner of more than five percent of our Common Stock. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and dispositive power with respect to such shares. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or dispositive power with respect to such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement.
Unless otherwise indicated, the address of each person listed below is c/o Krystal Biotech, Inc., 2100 Wharton Street, Suite 701, Pittsburgh, Pennsylvania 15203.

Name	Number of Shares Beneficially Owned		% of All Shares(1)
Krish S. Krishnan(2)	1,773,778		6.0%
Suma M. Krishnan(3)	1,664,505		5.7%
Kathryn A. Romano(4)	81,766		*
Julian S. Gangolli(5)	36,368		*
Daniel S. Janney(6)	117,161		*
Christopher Mason(7)	43,168		*
Catherine Mazzacco(8)	24,948		*
Dino A. Rossi(9)	122,559		*
E. Rand Sutherland(10)	36,368		*
All executive officers and directors as a group (11 people)(11)	3,850,621	(12)	13.1%
More than 5% Beneficial Owners
FMR LLC(13)	4,292,881		14.6%
BlackRock, Inc.(14)	3,947,588		13.4%
Avoro Capital Advisors LLC(15)	2,565,555		8.7%
*    Represents beneficial ownership of less than one percent.
(1)    Based on an aggregate of 29,435,746 shares of our Common Stock outstanding as of March 23, 2026.
(2)    Includes 50,000 shares of our Common Stock held by the Krishnan Family Trust. Mr. and Ms. Krishnan are each joint beneficial owners of the Krishnan Family Trust with joint voting and investment control of the shares of our Common Stock held by the trust. Includes 90,000 shares of our Common Stock held by the SMK Trust FBO KSK (the “SMK Trust”), an irrevocable trust established by Ms. Krishnan for the benefit of Mr. Krishnan. Ms. Krishnan is the grantor and has no power to revoke or amend the SMK Trust. Mr. Krishnan serves as a co-trustee of the SMK Trust and shares voting and dispositive power over these shares of Common Stock. Includes 158,525 shares of our Common Stock underlying stock options that are currently exercisable or will become exercisable within 60 days of March 23, 2026. Mr. Krishnan may be deemed to beneficially own shares of our Common Stock (i) directly owned by his spouse, Suma M. Krishnan, (ii) held by the SMK Trust, and (iii) issuable upon the exercise of stock options granted to Ms. Krishnan that are currently exercisable or will become exercisable within 60 days of March 23, 2026. Mr. Krishnan disclaims beneficial ownership of such shares of Common Stock except to the extent of his pecuniary interest therein.

(3)    Includes 50,000 shares of our Common Stock held by the Krishnan Family Trust. Mr. and Ms. Krishnan are each joint beneficial owners of the Krishnan Family Trust with joint voting and investment control of the shares of our Common Stock held by the trust. Includes 90,000 shares of our Common Stock held by the Krishnan Spousal Trust, an irrevocable trust established by Mr. Krishnan for the benefit of Ms. Krishnan. Mr. Krishnan is the grantor and has no power to revoke or amend the Krishnan Spousal Trust. Ms. Krishnan serves as a co-trustee of the Krishnan Spousal Trust and shares voting and dispositive power over these shares of Common Stock. Includes 121,350 shares of our Common Stock underlying stock options that are currently exercisable or will become exercisable within 60 days of March 23, 2026. Ms. Krishnan may be deemed to beneficially own shares of our Common Stock (i) directly owned by her spouse, Krish S. Krishnan, (ii) held by the Krishnan Spousal Trust, and (iii) issuable upon the exercise of stock options granted to Mr. Krishnan that are currently exercisable or will become exercisable within 60 days of March 23, 2026. Ms. Krishnan disclaims beneficial ownership of such shares of Common Stock except to the extent of her pecuniary interest therein.
(4)    Includes 59,400 shares of our Common Stock issuable upon the exercise of options exercisable within 60 days after March 23, 2026.
(5)    Represents 36,368 shares of our Common Stock issuable upon the exercise of options exercisable within 60 days after March 23, 2026.
(6)    Includes 43,868 shares of our Common Stock issuable to Mr. Janney upon the exercise of options exercisable within 60 days after March 23, 2026. The remainder of the shares of Common Stock are directly beneficially owned by Alta Bioequities, L.P. Alta Bioequities Management, LLC is the general partner of Alta Bioequities, L.P. and may be deemed to have sole voting and investment power over the shares beneficially owned by Alta Bioequities, L.P. Mr. Janney is the Managing Director of Alta Bioequities Management, LLC and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(7)    Represents 43,168 shares of our Common Stock issuable upon the exercise of options exercisable within 60 days after March 23, 2026.
(8)    Represents 24,948 shares of our Common Stock issuable upon the exercise of options exercisable within 60 days after March 23, 2026.
(9)    Includes 43,868 shares of our Common Stock issuable upon the exercise of options exercisable within 60 days after March 23, 2026.
(10)    Represents 36,368 shares of our Common Stock issuable upon the exercise of options exercisable within 60 days after March 23, 2026.
(11)    Includes 72,186 shares of our Common Stock held by the two executive officers who are not Named Executive Officers, of which an aggregate of 1,561 shares of our Common Stock are directly owned by the two executive officers and an aggregate of 70,625 shares of our Common Stock are issuable to the two executive officers upon the exercise of options exercisable within 60 days after March 23, 2026.
(12)    The Krishnan Family Trust holds 50,000 shares of our Common Stock. Mr. and Ms. Krishnan are each joint beneficial owners of the trust with joint voting and investment control of the entity. The 50,000 shares of our Common Stock held by the Krishnan Family Trust are only included once in the total of “All executive officers and directors as a group (11 people)”.
(13)     The information regarding FMR LLC (“FMR”) is based solely on a Schedule 13G/A filed by FMR with the SEC on November 12, 2024. According to the FMR’s Schedule 13G/A, FMR has sole voting power with respect to 4,291,926 shares of our Common Stock and sole dispositive power with respect to 4,292,881 shares of our Common Stock. Abigail P. Johnson, a Director, the Chairman and the Chief Executive Officer of FMR, has sole dispositive power with respect to 4,292,881 shares of our Common Stock. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. The address of FMR and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210.

(14)    The information regarding BlackRock, Inc. (“BlackRock”) is based solely on a Schedule 13G/A filed by BlackRock on July 8, 2024. According to BlackRock’s Schedule 13G/A, of the 3,947,588 shares of our Common Stock beneficially owned, BlackRock has sole voting power with respect to 3,914,658 shares of our Common Stock and sole dispositive power of 3,947,588 shares of our Common Stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(15)     The information regarding Avoro Capital Advisors LLC, a Delaware limited liability company (“Avoro”), is based solely on a Schedule 13G/A filed by Avoro and Behzad Aghazadeh with the SEC on February 14, 2024. According to Avoro’s Schedule 13G/A, each of Avoro and Dr. Aghazadeh has sole voting power and sole dispositive power with regard to 2,565,555 shares of our Common Stock. Avoro provides investment advisory and management services and has acquired the Common Stock solely for investment purposes on behalf of Avoro Life Sciences Fund LLC, a Delaware limited liability company. Dr. Aghazadeh serves as the portfolio manager and controlling person of Avoro. The address of each of Avoro and Dr. Aghazadeh is 110 Greene Street, Suite 800, New York, NY 10012.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transaction Policy
We have adopted a written related party transactions policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our Common Stock and any members of the immediate family of the foregoing persons, are not permitted to enter into a material related-person transaction with us without the review and approval of our Audit Committee, or a committee composed solely of independent directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our Common Stock or with any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 will be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, we expect that our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
Related Party Transactions
Indemnification of Officers and Directors
Our charter and bylaws provide for certain indemnification rights for our directors and officers and we entered into an indemnification agreement with each of our executive officers and directors, providing for procedures for indemnification and advancement by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as officers or directors, or in certain other capacities, to the maximum extent permitted by Delaware law. We also have purchased directors’ and officers’ liability insurance.

OTHER MATTERS
Other Matters to Come Before the Annual Meeting
No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy card will vote all proxies solicited by this Proxy Statement as recommended by the Board, or, if no such recommendation is given, in their own discretion.
Stockholders Proposals and Nominations for the 2027 Annual Meeting
Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in our proxy materials for the 2027 annual meeting of stockholders must be received at our principal executive offices no later than December 4, 2026.
In addition, any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Section 2.9 of our bylaws, which are on file with the SEC and may be obtained from our Corporate Secretary upon request. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered at the 2027 annual meeting of stockholders must be received no earlier than December 4, 2026, and no later than January 3, 2027.
For stockholder nominees for directors to be considered timely for inclusion on a universal proxy card pursuant to Rule 14a-19 of the rules promulgated under the Exchange Act, stockholders must provide notice to us no later than March 16, 2027, containing the information required by Rule 14a-19.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. For beneficial stockholders, a number of brokers and banks with account holders who are our stockholders will be householding our proxy materials, and a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials and, if applicable, the proxy materials, please notify your bank or broker. If you currently receive multiple copies of the Notice of Internet Availability of Proxy Materials and, if applicable, the proxy materials, at your address from your broker or bank and would like to request householding, please contact your broker or bank. Stockholders of record who currently receive multiple copies of communications and would like to request householding, or who wish to discontinue householding, should direct your written request to Krystal Biotech, Inc. at 2100 Wharton Street, Suite 701, Pittsburgh, Pennsylvania 15203, Attention: Corporate Secretary, or contact us by telephone at (412) 586-5830.
* * * *
By Order of the Board of Directors,
John Thomas
General Counsel and Corporate Secretary
Pittsburgh, Pennsylvania
April 3, 2026

APPENDIX A

KRYSTAL BIOTECH, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
The Board of Directors (the “Board”) of Krystal Biotech, Inc. (the “Company”) has adopted this Non-Employee Director Compensation Policy (the “Policy”) for purposes of compensating those directors of the Company who meet the eligibility requirements described herein (the “Eligible Directors”) for their time, commitment, and contributions to the Board.
This Policy has been developed to attract and retain experienced directors by providing them with compensation for their services in the form of cash and equity-based awards in such amounts that further the best interests of the Company and its stockholders.
Except as otherwise noted in this Policy, the cash and equity-based compensation described in this Policy shall be paid or be made, as applicable, to each Eligible Director automatically and without any further action by the Board or the stockholders.
In order to qualify as an Eligible Director for purposes of receiving compensation under this Policy, the director cannot concurrently be employed in any capacity by the Company or any of its subsidiaries.
ANNUAL PEER COMPANIES REVIEW AND NON-EMPLOYEE DIRECTOR COMPENSATION ASSESSMENT
Peer Companies
On an annual basis, the Compensation Committee of the Board (the “Compensation Committee”) shall retain an independent compensation consultant (the “Consultant”) to advise the Compensation Committee in connection with the Company’s non-employee director compensation program, including with respect to (i) the amount and type of non-employee director compensation, and (ii) any comparative or market data deemed appropriate by such Consultant. As part of such review, the Consultant shall recommend a group of peer companies (the “Peer Companies”) to be used as a reference in evaluating the competitiveness of the Company’s non-employee director compensation program.
(a)    Peer Companies Selection Criteria
The Peer Companies shall be identified and selected based on certain criteria deemed appropriate by the Consultant to ensure similarity to the Company in industry and size, with additional refinement criteria applied to further identify the most comparable companies.
The criteria used by the Consultant for 2026 included the following:
•Ownership/Industry: Publicly traded biotechnology/pharmaceutical companies
•Market Capitalization: Approximately 0.5x to 2.0x of the Company’s market capitalization
•FDA Status: Companies with approved and marketed products
•Refinement Criteria: Companies that focus on gene therapy, cell therapy, orphan designation, and/or rare disease indications
Annual Non-Employee Director Compensation Review
In addition to recommending the Peer Companies, the Consultant shall annually conduct a review and prepare a written report evaluating the Company’s non-employee director compensation program in comparison to the current Peer Companies.

The Consultant’s report shall include, at a minimum:
(a)    Program Structure and Design
A description of the structure of non-employee director compensation program at the Company and at each of the Peer Companies, including the prevalence of key design features, such as:
•whether cash compensation is provided solely in the form of an annual retainer or as a combination of retainers and meeting fees;
•the types of equity-based awards used (e.g., stock options, restricted stock units (“RSUs”), or a combination thereof); and
•whether equity-based awards are granted based on a fixed dollar value on the date of grant or a fixed number of options/RSUs.
(b)    Compensation Levels and Benchmarking
A summary of the amounts of each component of non-employee director compensation at the Peer Companies, together with percentile rankings (25th, 50th, and 75th) for the group of Peer Companies, including:
•annual cash compensation for service as:
•a non-employee director;
•chair of the board of directors or lead independent director;
•chair of the audit committee, compensation committee, and nominating and corporate governance committee; and
•member of the audit committee, compensation committee, and nominating and corporate governance committee; and
•initial and annual equity-based awards.
(c)    Competitive Assessment
An assessment of the overall competitiveness of the Company’s non-employee director compensation program relative to the current Peer Companies, including the Company’s percentile rankings for each element of cash and equity-based compensation versus the Peer Companies.
(d)    Proposed Changes for Consideration
Based on the competitive assessment, the Consultant will provide potential considerations and changes to the non-employee director compensation program for the applicable year considering the Company’s market positioning compared to the Peer Companies.
Committee and Board Determination
The Compensation Committee shall conduct annually a review and assessment of all compensation, including cash and equity-based compensation, awarded by the Company to its non-employee directors. Such review shall include consideration of the Consultant’s report in determining whether to maintain, modify, or recommend changes to the Company’s non-employee director compensation program for the applicable year. The Compensation Committee shall recommend to the Board, on the basis of such annual review and assessment, the amount and type of compensation payable to non-employee directors.
The Board shall review and approve the annual non-employee director compensation program, taking into account the recommendation by the Compensation Committee as to such compensation.

2026 NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM
Engagement of Compensation Consultant
The Compensation Committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to serve as its independent compensation consultant in connection with the review and design of the Company’s 2026 Non-Employee Director Compensation Program. Following the methodology set forth in this Policy, Compensia conducted an analysis and provided a recommendation to the Compensation Committee with respect to the 2026 Non-Employee Director Compensation Program.
2026 Peer Companies
The 2026 Peer Companies, as identified and selected by Compensia are set forth in the table below, together with the market capitalization for each company.

Peer Companies	Market Capitalization*
(in thousands)
ACADIA Pharmaceuticals	$4,258
ADMA Biologics	4,309
Alkermes plc	4,856
Arrowhead Pharmaceuticals	7,375
Axsome Therapeutics	7,370
Corcept Therapeutics	8,455
Halozyme Therapeutics	7,928
Ionis Pharmaceuticals	12,555
Ligand Pharmaceuticals	3,887
Madrigal Pharmaceuticals	12,678
Mirum Pharmaceuticals	3,586
PTC Therapeutics	6,169
Rhythm Pharmaceuticals	7,015
TG Therapeutics	4,573
75th Percentile	7,790
50th Percentile	6,592
25th Percentile	4,375
Krystal Biotech, Inc.	$6,387
Percentile Rank	48%

*    Market Capitalization data per Standard & Poor’s CapIQ reflecting 30 trading day average as of December 19, 2025.
2026 Non-Employee Director Compensation Program
The Board approved the 2026 Non-Employee Director Compensation Program described below. The program is designed to compensate all Eligible Directors around the 50th percentile of the Peer Companies for each element of compensation.
Effectiveness and Conditions
The 2026 Non-Employee Director Compensation Program shall be effective as of March 1, 2026, subject to the satisfaction of each of the following conditions:

(1)    Stockholder Approval
Approval of this Policy, including the 2026 Non-Employee Director Compensation Program, by the affirmative vote of a majority of the Company’s stockholders present in person or represented by proxy and entitled to vote thereon, excluding the shares beneficially owned by (i) non-employee members of the Board and (ii) the defendants in the litigation entitled Corbin v. Janney, et al., C.A. No. 2025-1051-KSJM (Del. Ch.) (the “Action”), each of whom shall refrain from voting on such matter in their capacity as stockholders; and
(2)    Court Approval of Settlement of the Action
The effectiveness of the final approval by the Delaware Court of Chancery of the settlement of the Action.
The stockholder vote on this Policy, including the 2026 Non-Employee Director Compensation Program, shall not be effective unless and until the Delaware Court of Chancery approves the settlement of the Action.
Upon satisfaction of both conditions, the Company shall promptly pay any cash compensation under the 2026 Non-Employee Director Compensation Program that was due but not paid. If both conditions have not been satisfied on or before June 30, 2026 (the date for the grant of the equity-based awards) but are later satisfied in 2026, the Company shall promptly grant the equity-based awards following the satisfaction of both conditions.
CASH COMPENSATION
(a)    Board Retainer
Each Eligible Director shall receive an annual cash retainer of $50,000 for service on the Board, payable in quarterly installments in advance of the service for such quarter.
(b)    Lead Independent Director Retainer
The Lead Independent Director shall receive an additional annual cash retainer of $40,000, payable in quarterly installments in advance of the service for such quarter.
(c)    Committee Chairs and Members Retainers
Eligible Directors serving as chairpersons or members of Board committees shall receive the following additional annual cash retainers, payable in quarterly installments in advance of the service for such quarter:

Name of Committee	Chairperson*	Member
Audit Committee	$25,000	$12,500
Compensation Committee	$20,000	$10,000
Nominating & Corporate Governance Committee	$10,400	$5,000
Commercial Advisory Committee**	$8,000	$5,000
Science & Technology Committee**	$8,000	$5,000

*    A chairperson of a committee shall not receive an additional retainer for service as a member of that same committee.
**    There was insufficient market data for Compensia to include the Science & Technology and Commercial Advisory committees in its report, and the compensation amounts shown for such committees may not represent the 50th percentile of the 2026 Peer Companies.
(d)    Proration
All cash compensation payable to Eligible Directors under the 2026 Non-Employee Director Compensation Program shall be pro-rated to reflect the March 1, 2026, effective date and, with respect to any Eligible Director who joins the Board after such date, shall be pro-rated to reflect such Eligible Director’s date of election or appointment to the Board.

EQUITY-BASED COMPENSATION
(a)    2026 Annual Equity-Based Awards for Continuing Eligible Directors
Each Eligible Director, excluding any Eligible Director who joins the Board during 2026, shall receive annual equity-based compensation awards with a grant date value of $400,000, which is the 50th percentile of the 2026 Peer Companies’ annual equity-based awards. Subject to the “Effectiveness and Conditions” section above, such annual equity-based awards shall be granted on June 30, 2026. The equity-based awards shall be made in the form of 60% stock options ($240,000 grant date value) and 40% RSUs ($160,000 grant date value). The number of stock options and RSUs to be granted shall be determined based on the grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor provision). For stock options, the Company will use the Black-Scholes option pricing model to establish the grant date fair value, and the exercise price will be the closing price of the Company’s common stock as reported on the Nasdaq Global Select Market on the date of grant, or if the closing price is not reported on the applicable date of grant, the closing price on the most recent date on which such closing price is reported. The stock options and RSUs shall vest in full on the date that is one (1) year following the date of grant, subject to the Eligible Director’s continued service on the Board through such vesting date; provided, however, that if the Company’s next annual meeting of stockholders occurs prior to the first anniversary of the date of grant and an Eligible Director who is standing for re-election at such meeting is not re-elected, but otherwise continues to serve as a director through the date of such meeting, then the stock options and RSUs shall vest in full on the date of such meeting.
(b)    2026 Initial and Annual Equity-Based Awards for New Eligible Directors
Initial Equity-Based Awards. An individual who becomes an Eligible Director during 2026 (a “New Eligible Director”) shall receive initial equity-based compensation awards with a grant date value of $640,000, representing a 1.6x multiple of the annual equity-based awards for 2026, which multiple is the 50th percentile of the Peer Companies. The initial equity-based awards shall be granted on the last trading day of the month in which such New Eligible Director is first elected or appointed to the Board. The initial equity-based awards shall be made in the form of 60% stock options ($384,000 grant date value) and 40% RSUs ($256,000 grant date value). The number of stock options and RSUs to be granted will be determined as of the grant date using the same valuation methodology described in (a) above. The stock options and RSUs shall vest in equal annual installments over a three (3)-year period on each anniversary of the grant date, subject to the New Eligible Director’s continued service on the Board through each applicable vesting date; provided, however, that if the Company’s annual meeting of stockholders occurs prior to an applicable vesting date and a New Eligible Director who is standing for re-election at such meeting is not re-elected, but otherwise continues to serve as a director through the date of such meeting, then only the tranche of stock options and RSUs scheduled to vest on the next applicable vesting date shall vest on the date of such meeting, and no additional stock options or RSUs shall vest thereafter.
Annual Equity-Based Awards. A New Eligible Director who joins the Board prior to June 30, 2026 (or whenever the 2026 annual equity-based awards are granted to the continuing Eligible Directors under the 2026 Non-Employee Director Compensation Program) shall be granted pro-rated annual equity-based awards to compensate such New Eligible Director for the period between the date they joined the Board and the date of grant of the 2026 annual equity-based awards. For example, if a New Eligible Director joins the Board on May 30, 2026, and the 2026 annual equity-based awards are granted on June 30, 2026, the New Eligible Director shall be granted annual equity-based awards on June 30, 2026, with a value of $33,334 (1/12th of $400,000) in the form of 60% stock options ($20,000 grant date value) and 40% RSUs ($13,334 grant date value). The number of stock options and RSUs to be granted will be determined as of the grant date using the same valuation methodology described in (a) above and such stock options and RSUs shall vest in the same manner set forth in Section (a) above.

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAMS FOR EACH OF 2027 THROUGH (AND INCLUDING) 2030
If the conditions set forth in the “Effectiveness and Conditions” section above are satisfied in 2026, the Non-Employee Director Compensation Programs for each of 2027 through (and including) 2030 shall follow the same process and be structured as described above for the 2026 Non-Employee Director Compensation Program; provided, however, that the Board in its discretion, after reviewing the recommendation of the Compensation Committee as to the annual Non-Employee Director Compensation Program, may approve cash compensation and equity-based awards for such years, in the aggregate and/or by individual element of compensation, up to, but not exceeding, the 75th percentile of the 2026 Peer Companies for each such element of compensation, without the need to seek or obtain additional stockholder approval.
The 75th percentile compensation levels of the 2026 Peer Companies for cash and equity-based compensation, together with the corresponding 50th percentile levels shown for comparison, are set forth below:
CASH COMPENSATION

	75th Percentile	50th Percentile

Board	$57,500	$50,000
Lead Independent Director	$40,000	$40,000

Committees	Chairperson*/Member	Chairperson*/Member
Audit Committee	$25,000/$12,500	$25,000/$12,500
Compensation Committee	$20,000/$10,000	$20,000/$10,000
Nominating & Corporate Governance Committee	$12,400/$6,200	$10,400/$5,000
Commercial Advisory Committee**	$8,000/$5,000	$8,000/$5,000
Science & Technology Committee**	$8,000/$5,000	$8,000/$5,000

*    A chairperson of a committee shall not receive an additional retainer for service as a member of that same committee.
**    There was insufficient market data for Compensia to include the Science & Technology and Commercial Advisory committees in its report, and the compensation amounts shown for such committees may not represent the 50th or 75th percentile of the 2026 Peer Companies.
EQUITY-BASED COMPENSATION

	75th Percentile	50th Percentile
Continuing Eligible Directors Annual Award	$711,500	$400,000
New Eligible Directors
Initial Award	$1,423,000 (2x)	$640,000 (1.6x)
NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAMS AFTER 2030
If the conditions set forth in the “Effectiveness and Conditions” section above are satisfied in 2026, the annual non-employee director compensation programs for each year after 2030 shall follow the same process as set forth in the “Annual Peer Companies Review and Non-Employee Director Compensation Assessment” section above. The Board in its discretion, after reviewing the recommendation of the Compensation Committee, will approve the non-employee director compensation program structure and amounts of compensation for each year. The Board may approve cash compensation and equity-based awards for such year, in the aggregate and/or by individual element of compensation, up to, but not exceeding, the 75th percentile of the Peer Companies for the applicable year without the need to seek or obtain additional stockholder approval.

EXPENSES
Upon presentation of documentation of such expenses reasonably satisfactory to the Company, each Eligible Director is entitled to be reimbursed for reasonable travel and related expenses incurred in connection with their participation in Board or Board committee meetings and other related activities, such as site visits in which they engage as directors.
EFFECTIVE DATE
Subject to the approval of the Policy, including the 2026 Non-Employee Director Compensation Program, by the Company’s stockholders and the Delaware Court of Chancery’s approval of the settlement of the Action as set forth above, the Policy shall be effective as of March 1, 2026.

KRYSTAL BIOTECH, INC.
2100 WHARTON ST, STE 701
PITTSBURGH, PA 15203

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KRYSTAL BIOTECH, INC.

The Board of Directors recommends you vote FOR the following director nominees:

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee, mark "For All Except" and write the number of the nominee on the line below.

____

Nominees:
01) Krish S. Krishnan
02) Christopher Mason

The Board of Directors recommends you vote FOR the following proposals:

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V87153-P45273

KRYSTAL BIOTECH, INC.
Annual Meeting of Stockholders
May 15, 2026 4:00 PM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Krish S. Krishnan, Chairman and Chief Executive Officer and John Thomas, General Counsel and Corporate Secretary, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of KRYSTAL BIOTECH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:00 PM, EDT on May 15, 2026, at www.virtualshareholdermeeting.com/KRYS2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side